                                                                     Exhibit 2.1

                         UNITED STATES BANKRUPTCY COURT
                            NORTHERN DISTRICT OF OHIO

--------------------------------------
In re:                                )  Chapter 11
                                      )
PITTSBURGH-CANFIELD CORPORATION,      )  Case Nos. 00-43394 to 00-43402
         et al.,(1)                   )  Jointly Administered
                                      )
                    Debtors.          )  William T. Bodoh
                                      )  Chief United States Bankruptcy Judge
--------------------------------------

                   THIRD AMENDED JOINT PLAN OF REORGANIZATION

                                             Debevoise & Plimpton
                                             919 Third Avenue
                                             New York, New York 10022
                                             Attn: Michael E. Wiles
                                                   Richard F. Hahn

                                             Calfee, Halter & Griswold LLP
                                             1400 McDonald Investor Center
                                             800 Superior Avenue
                                             Cleveland, Ohio 44114-2688
                                             Attn: James M. Lawniczak
                                                   Scott N. Opincar

                                             Attorneys for the Debtors

Dated: New York, New York
       May 19, 2003

----------------------------------------

(1) In addition to Pittsburgh-Canfield Corporation (n/k/a PCC Survivor Corporation), the debtors are Wheeling-Pittsburgh Corporation, Wheeling-Pittsburgh Steel Corporation, Consumers Mining Company, Wheeling-Empire Company, Mingo Oxygen Company, WP Steel Venture Corp., W-P Coal Company and Monessen Southwestern Railway Company.

         On July 5, 2001, in connection with the sale of Pittsburgh-Canfield Corporation's assets to a subsidiary of WHX Corporation, Pittsburgh-Canfield Corporation changed its name to PCC Survivor Corporation. It is PCC Survivor Corporation, NOT PITTSBURGH-CANFIELD CORPORATION, that is a debtor in these chapter 11 bankruptcy proceedings.

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
                                                ARTICLE 1

                                               DEFINITIONS

                                                ARTICLE 2

                                      ADMINISTRATIVE AND TAX CLAIMS

2.1      Administrative Claims..........................................................................     11
2.2      Tax Claims.....................................................................................     12
2.3      Secured Administrative Claims..................................................................     12
2.4      Bar Dates for Administrative Claims............................................................     13

                                                ARTICLE 3

                                  CLASSIFICATION OF CLAIMS AND INTERESTS

3.1      Class 1 - Priority Claims......................................................................     14
3.2      Class 2 - Miscellaneous Secured Claims.........................................................     14
3.3      Class 3 - IRB Claims...........................................................................     14
3.4      Class 4 - Noteholder Secured Claims............................................................     14
3.5      Class 5 - Unsecured WPC Claims.................................................................     14
3.6      Class 6 - Noteholder Guaranty Claims...........................................................     14
3.7      Class 7 - Unsecured WPSC Claims................................................................     14
3.8      Class 8 - Intercompany Claims..................................................................     14
3.9      Class 9 - Penalty Claims.......................................................................     14
3.10     Class 10 - Interests of Holders of Old Subsidiary Common Stock.................................     14
3.11     Class 11 - Interests of Holders of Old WPC Common Stock........................................     14

                                                ARTICLE 4

                             IDENTIFICATION OF IMPAIRED CLAIMS AND INTERESTS

4.1      Unimpaired Classes of Claims...................................................................     14
4.2      Impaired Classes of Claims and Interests.......................................................     15

                                                ARTICLE 5

                                    TREATMENT OF CLAIMS AND INTERESTS

5.1      Class 1 - Priority Claims......................................................................     15
5.2      Class 2 - Miscellaneous Secured Claims.........................................................     15
5.3      Class 3 - IRB Claims...........................................................................     15
5.4      Class 4 - Noteholder Secured Claims............................................................     16

5.5      Class 5 - Unsecured WPC Claims.................................................................     16
5.6      Class 6 - Noteholder Guaranty Claims...........................................................     17
5.7      Class 7 - Unsecured WPSC Claims................................................................     17
5.8      Class 8 - Intercompany Claims..................................................................     17
5.9      Class 9 - Penalty Claims.......................................................................     17
5.10     Class 10 - Interests of Holders of Old Subsidiary Common Stock.................................     17
5.11     Class 11 - Interests of Holders of Old WPC Common Stock........................................     17

                                                ARTICLE 6

                                     ACCEPTANCE OR REJECTION OF PLAN

6.1      Classes Entitled to Vote.......................................................................     17
6.2      Nonconsensual Confirmation.....................................................................     18
6.3      Substantive Consolidation......................................................................     18

                                                ARTICLE 7

                                      MEANS OF EXECUTION OF THE PLAN

7.1      Effectiveness of Agreements....................................................................     18
7.2      Issuance of New Common Stock and New Notes.....................................................     18
7.3      Amended and Restated Charters..................................................................     18
7.4      Management/Boards of Directors.................................................................     18
7.5      Management Stock Incentive Plan................................................................     19
7.6      Issuance of New Common Stock to Employees......................................................     19
7.7      Restructuring Transactions.....................................................................     19
7.8      Corporate Actions..............................................................................     20
7.9      Exception from Certain Transfer Taxes..........................................................     21
7.10     Retiree Benefits...............................................................................     21
7.11     Pension Plans..................................................................................     21

                                                ARTICLE 8

                                 EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1      Assumption of Executory Contracts and Unexpired Leases.........................................     22
8.2      Rejection......................................................................................     22
8.3      Indemnification Obligations....................................................................     23

                                                ARTICLE 9

                                              DISTRIBUTIONS

9.1      Distributions to the Distribution Agent........................................................     23
9.2      Distributions..................................................................................     23
9.3      Undeliverable Distributions....................................................................     24

9.4      Old Securities, Senior Note Indenture and Pre-Petition Term Loan Agreement.....................     25
9.5      Fractional Securities and Rounding of Payments.................................................     26
9.6      Compliance with Tax Requirements...............................................................     26
9.7      Distribution of Unclaimed Property.............................................................     27
9.8      Setoff.........................................................................................     27
9.9      Record Date....................................................................................     27
9.10     Compensation Rights............................................................................     28
9.11     De Minimis Distributions.......................................................................     28

                                                ARTICLE 10

                       PROCEDURES FOR RESOLVING OBJECTIONS TO CLAIMS AND INTERESTS

10.1     Objections to Claims and Interests.............................................................     29
10.2     Treatment of Disputed Claims and Disputed Interests............................................     29

                                                ARTICLE 11

                                       EFFECTS OF PLAN CONFIRMATION

11.1     Discharge......................................................................................     31
11.2     Continued Corporate Existence and Revesting of Assets..........................................     32

                                                ARTICLE 12

                                  RELEASES, INJUNCTIONS AND EXCULPATION

12.1     Releases.......................................................................................     32
12.2     Injunctions and Stays..........................................................................     34
12.3     Exculpation....................................................................................     34
12.4     Waiver of Subordination Rights.................................................................     34

                                                ARTICLE 13

                               CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

13.1     Conditions Precedent to Plan Confirmation......................................................     35
13.2     Conditions Precedent to Plan Consummation......................................................     36
13.3     Waiver of Conditions...........................................................................     37
13.4     Effect of Non-Occurrence of Conditions to Consummation.........................................     37

                                                ARTICLE 14

                                        RETENTION OF JURISDICTION

14.1     Retention of Jurisdiction......................................................................     37

                                                ARTICLE 15

                                 MODIFICATION OR WITHDRAWAL OF THIS PLAN

15.1     Modification of Plan...........................................................................     39
15.2     Withdrawal of the Plan.........................................................................     39

                                                ARTICLE 16

                                              MISCELLANEOUS

16.1     Payment Dates..................................................................................     39
16.2     Headings.......................................................................................     39
16.3     Notices........................................................................................     39
16.4     Governing Law..................................................................................     41
16.5     Successors and Assigns.........................................................................     41
16.6     Creditors' Committees..........................................................................     41
16.7     Severability of Plan Provisions................................................................     41
16.8     No Waiver......................................................................................     41
16.9     Payment of Post-Petition Interest and Attorneys' Fees..........................................     41
16.10    Post-Effective Date Fees and Expenses..........................................................     41
16.11    Payment of Post-Effective Date Quarterly Fees to the United States Trustee.....................     42
16.12    Inconsistencies................................................................................     41

Exhibit A1 --  Terms of New Series A Notes
Exhibit A2 --  Terms of New Series B Notes
Exhibit B  --  Terms of Management Stock Incentive Plan
Exhibit C  --  Description of Restructuring Transactions
Exhibit D  --  Description of Treatment of IRB Claims

Schedule 1  -  Assumed Executory Contracts and Unexpired Leases

                         UNITED STATES BANKRUPTCY COURT
                            NORTHERN DISTRICT OF OHIO

------------------------------------
In re:                              ) Chapter 11
                                    )
PITTSBURGH-CANFIELD CORPORATION,    ) Case Nos. 00-43394 to 00-43402
         et al.,                    ) Jointly Administered
                                    )
                   Debtors.         ) William T. Bodoh
                                    ) Chief United States Bankruptcy Judge
------------------------------------

                   THIRD AMENDED JOINT PLAN OF REORGANIZATION

         Pittsburgh-Canfield Corporation (n/k/a PCC Survivor Corporation) and certain of its affiliates, the debtors and debtors-in-possession in the above-captioned Chapter 11 cases, hereby propose the following Third Amended Joint Plan of Reorganization pursuant to Section 1121 of the Bankruptcy Code:

                                    ARTICLE 1

                                   DEFINITIONS

         As used herein, the following terms shall have the respective meanings specified below. All capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Bankruptcy Code and in the Bankruptcy Rules.

         1.1 "Administrative Claim" means any Claim for an administrative expense of the kind described in Section 503(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses of preserving the Estates of the Debtors incurred after the commencement of the Cases, Claims for fees and expenses pursuant to Sections 330 and 331 of the Bankruptcy Code and fees, if any, due to the United States Trustee under 28 U.S.C. Section 1930(a)(6), and the Senior Note Trustee's Fees and Expenses.

         1.2 "Allowed Claim" means any Claim to the extent it has not been withdrawn, paid in full or otherwise deemed satisfied in full and proof of which has been filed on or before the date designated by the Bankruptcy Court as the last date for filing proofs of claim (or, if not filed by such dates, any Claim filed with leave of the Bankruptcy Court, after notice and a hearing), or, if no proof of claim is filed, which Claim has been or hereafter is listed by the Debtors on their Schedules as liquidated in amount, not disputed and not contingent and, in all cases, a Claim as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order, to the extent allowed by such Final Order. Unless otherwise specified in the

Plan or in the Final Order allowing such Claim, "Allowed Claim" shall not include interest on the amount of such Claim maturing or accruing from and after the Petition Date.

         1.3 "Allowed Interest" means, with respect to any Debtor, any Interest in such Debtor (exclusive of any shares of stock representing such Interest held in treasury) (a) registered in the stock register maintained by or on behalf of such Debtor as of the Record Date and (b) either (i) not timely objected to or (ii) allowed (but only to the extent allowed) by a Final Order.

         1.4 "Amended and Restated By-Laws" means, with respect to any Reorganized Debtor, the Amended and Restated By-Laws of such Reorganized Debtor, substantially in the form included in the Plan Supplement.

         1.5 "Amended and Restated Charter" means, with respect to any Reorganized Debtor, the Amended and Restated Certificate of Incorporation of such Reorganized Debtor, substantially in the form included in the Plan Supplement.

         1.6 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code, as now in effect or hereafter amended.

         1.7 "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Ohio or such other court of competent jurisdiction as may be administering the Cases or any part thereof.

         1.8 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated pursuant to 28 U.S.C. Section 2075, as amended, together with the local rules of the Bankruptcy Court.

         1.9 "Business Day" means any day, other than a Saturday, a Sunday or a "legal holiday," as defined in Bankruptcy Rule 9006(a).

         1.10 "Cases" means the Chapter 11 cases commenced by the Debtors on the Petition Date and pending before the Bankruptcy Court.

         1.11 "Cash" means currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.

         1.12     "Claim" means any claim against a Debtor within the meaning of
Section 101(5) of the Bankruptcy Code.

         1.13 "Class" means each class or subclass of Claims or Interests established pursuant to Article 3 of the Plan.

         1.14 "Confirmation Date" means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

         1.15 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

         1.16 "Creditors' Committees" means, collectively, the Official Committee of Unsecured Noteholders and the Official Committee of Unsecured Trade Creditors, appointed in the Cases by the United States Trustee for the Northern District of Ohio.

         1.17 "D&O Releasees" means all current and former directors, officers, employees, agents, members, shareholders, representatives, advisors, and professionals, including but not limited to, attorneys, financial advisors, accountants and investment bankers, of the Debtors and their affiliates who served in such capacity on or prior to the Effective Date, in each case in their capacity as such.

         1.18 "Danieli Modification and Assumption Agreement" means the Modification and Assumption Agreement, dated on or before the Effective Date, between WPSC and Danieli Corporation, pursuant to which (a) WPSC and Danieli Corporation will modify the Agreement, dated July 6, 2000 to, among other things, delay the implementation of the capital project described therein until 2004 and (b) Reorganized WPSC will assume such agreement as modified.

         1.19 "Debtors" means, collectively, Pittsburgh-Canfield Corporation (n/k/a PCC Survivor Corporation), Wheeling-Pittsburgh Corporation, Wheeling-Pittsburgh Steel Corporation, Consumers Mining Company, Wheeling-Empire Company, Mingo Oxygen Company, WP Steel Venture Corp., W-P Coal Company and Monessen Southwestern Railway Company.

         1.20 "DIP Banks" means Citibank, N.A., as initial issuing bank, Citicorp USA, Inc., as agent, and the lenders party to the DIP Facility.

         1.21 "DIP Facility" means the Debtor-in-Possession Credit Agreement, dated as of November 17, 2000, among the Debtors, Citibank, N.A., as initial issuing bank, Citicorp USA, Inc., as agent, and the lenders party thereto, as amended, modified or supplemented from time to time, and providing for a senior secured term loan in the amount of $35 million and a revolving facility in the amount of up to $160 million.

         1.22 "Disclosure Statement" means the Third Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for the Debtors' Third Amended Joint Plan of Reorganization, as amended, modified or supplemented from time to time.

         1.23 "Disputed Claim" means a Claim, or a portion thereof, that has not become an Allowed Claim. For the purposes of the Plan, a Claim shall be considered a Disputed Claim before the time that an objection thereto has been or may be filed if: (a) the amount or classification of the Claim specified in the proof of claim exceeds the amount or differs from the classification, as applicable, of any corresponding Claim listed by the Debtors in the Schedules;
(b) the Claim is described in the proof of claim as unliquidated or contingent, in whole or in part; (c) any corresponding Claim listed by the Debtors in the Schedules has been listed as disputed, contingent or unliquidated; or (d) no corresponding Claim has been listed by the Debtors in the Schedules. Any portion of a Claim which is not disputed by the Debtors or Reorganized Debtors shall, for purposes of receiving distributions under the Plan, be deemed to be an Allowed Claim.

         1.24 "Disputed Interest" means an Interest, or a portion thereof, that has not become an Allowed Interest.

         1.25 "Distribution Agent" means the Person selected by the Reorganized Debtors to hold and distribute the Cash, New Notes and New Common Stock to be distributed pursuant to the Plan (which Person may be the Reorganized Debtors) and employed on such terms as may be determined by the Reorganized Debtors.

         1.26 "Distribution Date" means the Effective Date, the ninetieth day after the Effective Date and each January 1 and June 1 thereafter.

         1.27 "Effective Date" means a Business Day, as determined by the Debtors, as soon as reasonably practicable after all the conditions set forth in
Article 13 of the Plan have been satisfied or waived as provided in the Plan, but in no event later than August 17, 2003.

         1.28     "ESLGB" means the Emergency Steel Loan Guarantee Board.

         1.29 "ERISA" means the Employee Retirement Income Security Act of 1971, as amended, as set forth in Title 29 of the United States Code.

         1.30 "Estates" means the estates created pursuant to Section 541(a) of the Bankruptcy Code upon the commencement of the Cases.

         1.31 "Fata Hunter Loans" means the two secured promissory notes executed by WPSC in favor of Fata Hunter Inc. pursuant to the Settlement Agreement, dated as of November 1, 2001, between WPSC and Fata Hunter Inc. The first note in the original principal amount of $3,743,926 (representing WPSC's pre-petition indebtedness to Fata Hunter Inc.) and the second note in the original principal amount of $777,693.48 (representing the balance of monies due for equipment not delivered and work not performed by Fata Hunter Inc. as of the Petition Date) are secured by a deed of trust on the real property upon which WPSC's second paint line at Beech Bottom, West Virginia is installed, as well as a security agreement pledging the paint line machinery and equipment.

         1.32 "Fee Claim" means a Claim under Section 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a professional or other entity for services rendered or expenses incurred in the Cases.

         1.33 "Fee Order" means the "Order Establishing Procedure for Interim Compensation and Reimbursement of Expenses for Professionals" entered by the Bankruptcy Court on or about January 25, 2001.

         1.34 "Final Order" means a judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal which judgment, order, ruling or other decree has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or
(b) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, rehearing or certiorari can be taken or granted.

         1.35 "Interest" means an equity security of the Debtors within the meaning of Section 101(16) of the Bankruptcy Code.

         1.36 "IRB Claims" means all Claims against the Debtors with respect to (a) the industrial revenue bonds in the amount of $4.68 million issued by the Industrial Development Authority of Greensville County, Virginia and the industrial revenue bonds in the amount of $3.5 million issued by the Director of the State of Nevada Department of Business and Industry, and (b) the Lease Agreement, dated August 17, 1998, by and between Wheeling-Pittsburgh Steel Corporation and the Industrial Development Authority of Greensville County, Virginia, and the Lease Agreement, dated August 1, 1999, by and between Wheeling-Pittsburgh Steel Corporation and FBW Lease Corp., as each such agreement has been amended, modified or supplemented from time to time.

         1.37 "Lien" has the meaning given in Section 101(37) of the Bankruptcy Code.

         1.38 "Management Stock Incentive Plan" means the management stock incentive plan of the Reorganized Debtors, substantially in the form contained in the Plan Supplement.

         1.39 "MLA Wage Deferral Claims" means claims by hourly employees of the Debtors for wages deferred pursuant to the Modified Labor Agreement, effective as of October 1, 2001, by and among WPC, WPSC and the USWA, and claims by salaried employees of the Debtors for wages deferred contemporaneously with such Modified Labor Agreement by agreement with the Debtors.

         1.40 "New Collective Bargaining Agreement" means the Agreement, dated on or before the Effective Date, between WPC, WPSC and the USWA, modifying or superceding the Modified Labor Agreement, effective as of October 1, 2001, to implement, without limitation, new labor provisions consistent with the new "pattern" agreement recently negotiated between the USWA and certain other steel companies. A summary of the terms of the New Collective Bargaining Agreement will be included in the Plan Supplement.

         1.41 "New Common Stock" means the shares of common stock, par value $0.01 per share, of Reorganized WPC to be issued by Reorganized WPC pursuant to the Plan and the Amended and Restated Charter of Reorganized WPC.

         1.42 "New Credit Agreements" means, together, the New Revolving Loan Agreement and the New Term Loan Agreement.

         1.43 "New Notes" means, together, the New Series A Notes and the New Series B Notes.

         1.44 "New Revolver" means the new revolving loan under the New Revolving Loan Agreement.

         1.45 "New Revolving Loan Agreement" means the Revolving Loan Agreement, dated as of the Effective Date, between the Reorganized Debtors, the lenders named therein, and Royal Bank of Canada, as administrative agent for such lenders, substantially in the form contained in the Plan Supplement, pursuant to which a syndicate led by Royal Bank of Canada shall have agreed to, among other things, lend Reorganized WPSC up to $225 million on substantially the terms summarized in the Disclosure Statement.

         1.46 "New Series A Notes" means the new secured notes in the principal amount of $40 million to be issued by Reorganized WPSC pursuant to the New Series A Note Indenture to the holders of Class 5 Claims and having substantially the terms set forth in Exhibit A1 hereto.

         1.47 "New Series A Note Indenture" means that certain Indenture, dated as of the Effective Date, between Reorganized WPSC and the trustee thereunder, which shall be substantially in the form contained in the Plan Supplement, relating to and governing the issuance of the New Series A Notes.

         1.48 "New Series B Notes" means the new secured notes in the principal amount of $20 million to be issued by Reorganized WPSC pursuant to the New Series B Note Indenture to the holders of Class 5 Claims and having substantially the terms set forth in Exhibit A2 hereto.

         1.49 "New Series B Note Indenture" means that certain Indenture, dated as of the Effective Date, between Reorganized WPSC and the trustee thereunder, which shall be substantially in the form contained in the Plan Supplement, relating to and governing the issuance of the New Series B Notes.

         1.50 "New Term Loan" means the new term loan under the New Term Loan Agreement.

         1.51 "New Term Loan Agreement" means the Term Loan Agreement, dated as of the Effective Date, among the Reorganized Debtors, the lenders named therein, and Royal Bank of Canada, as administrative agent for such lenders, substantially in the form contained in the Plan Supplement, pursuant to which the lenders named therein shall have agreed to, among other things, lend Reorganized WPSC up to $250 million on substantially the terms summarized in the Disclosure Statement.

         1.52 "Noteholder" means each Person holding a Note (including any successors, assigns or nominees) as of the Record Date.

         1.53 "Noteholder Claims" means all Claims of the Noteholders against the Debtors arising under or evidenced by the Notes, the Senior Note Indenture or the Pre-Petition Term Loan Agreement and related documents.

         1.54 "Noteholder Guaranty Claims" means all Claims of the Noteholders against WPSC in respect of the guaranty by WPSC of the Notes.

         1.55 "Noteholder Secured Claims" means the Noteholder Claims to the extent such Noteholder Claims are secured by $15 million of the loans arising from the Settlement and Release Agreement, dated as of May 29, 2001, among WPC, WPSC and WHX, pursuant to which WPC lent WPSC the $17 million paid to WPC by WHX in connection with the settlement of certain intercompany claims and Pittsburgh-Canfield Corporation lent WPSC the net proceeds of the sale of its assets to WHX.

         1.56     "Notes" means the Senior Notes and the Pre-Petition Term
Notes.

         1.57 "ODOD Loan" means the $6.985 million loan by the Ohio Department of Development to WPSC pursuant to the Loan Agreement, dated as of January 18, 2002, between WPSC and the Ohio Department of Development, and secured by liens and security interests in segments of WPSC's caster in Mingo Junction, Ohio.

         1.58 "ODOD Loan Modification Agreement" means the Agreement, dated on or before the Effective Date, between WPSC and the Ohio Department of Development, providing for partial prepayment of the ODOD Loan on the Effective Date and a two-year deferral of $5 million of the amounts due under the ODOD Loan.

         1.59 "Old Securities" means, collectively, the Notes and the Old WPC Common Stock.

         1.60 "Old Subsidiary Common Stock" means the common stock of the Debtors other than WPC.

         1.61 "Old WPC Common Stock" means the common stock of WPC, par value $0.01.

         1.62 "Ordinary Course Professionals Order" means the "Order Authorizing Debtors to Employ and Retain Professionals Utilized by Debtors in the Ordinary Course of Business" entered by the Bankruptcy Court on or about January 25, 2001.

         1.63 "Penalty Claims" means any Claims (including any Secured Claim) against the Debtors for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages to the extent that such fine, penalty, forfeiture or damages are not compensation for actual pecuniary losses suffered by the holder of such Claim.

         1.64 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit or other entity of whatever nature.

         1.65 "Petition Date" means November 16, 2000, the date on which the Debtors filed their petitions for relief under Chapter 11 of the Bankruptcy Code.

         1.66 "Plan" means the Debtors' Third Amended Joint Plan of Reorganization as set forth herein, together with the Schedules and Exhibits thereto and the Plan Supplement, as the same may be amended or modified by the Debtors from time to time pursuant to the Plan, the Bankruptcy Code or the Bankruptcy Rules.

         1.67 "Plan Documents" means, collectively, the New Credit Agreements, the Amended and Restated Charters, the Amended and Restated By-Laws, the Management Stock Incentive Plan, the Registration Rights Agreement, the New Series A Note Indenture, including the form of the New Series A Note, and the New Series B Note Indenture, including the form of the New Series B Note.

         1.68 "Plan Supplement" means a separate volume, to be filed with the Clerk of the Bankruptcy Court, including, among other things, Schedule 1 to the Plan, a summary of the terms of the New Collective Bargaining Agreement and forms of each of the Plan Documents. The Plan Supplement (containing drafts or final versions of the foregoing documents) shall be filed with the Clerk of the Bankruptcy Court as early as practicable (but in no event later than five (5) days prior to the commencement of the hearing to consider confirmation of the Plan, or on such other date as the Bankruptcy Court may establish).

         1.69 "Post-Petition Secured Claims" means, collectively, all Claims against the Debtors arising under the DIP Facility, the WHX Loans, the RDL Deferred Payment Obligations, the ODOD Loan, the WesBanco Loan and the Fata Hunter Loans.

         1.70 "Pre-Effective Date" means the day immediately preceding the Effective Date.

         1.71 "Pre-Petition Term Loan Agent" means National City Bank, as the administrative agent under the Pre-Petition Term Loan Agreement.

         1.72 "Pre-Petition Term Loan Agreement" means the Term Loan Agreement, dated as of November 26, 1997, among WPC, National City Bank (as successor to DLJ Capital Funding, Inc.) as administrative agent, Citicorp USA, Inc., as documentation agent, and the financial institutions party thereto, as amended, modified or supplemented from time to time, pursuant to which WPC borrowed $75 million.

         1.73 "Pre-Petition Term Notes" means the term notes evidencing the term loans extended pursuant to the Pre-Petition Term Loan Agreement.

         1.74 "Priority Claim" means any Claim, other than an Administrative Claim or a Tax Claim, to the extent entitled to priority under Section 507(a) of the Bankruptcy Code.

         1.75 "Pro Rata" means proportionately, so that with respect to any distribution in respect of any Allowed Claim or any Allowed Interest, the ratio of (a) (i) the amount of property distributed on account of such Allowed Claim or Allowed Interest to
(ii) the amount of such Allowed Claim or Allowed Interest, is the same as the ratio of (b) (i) the amount of property distributed on account of all Allowed Claims or all Allowed Interests of the Class or Classes sharing in such distribution to (ii) the amount of all Allowed Claims or all Allowed Interests in such Class or Classes.

         1.76 "RDL Agreement" means the Agreement, dated on or before the Effective Date, among WPSC, Itabira Rio Doce Company, Ltd., Nassau, Bahamas and Rio Doce Limited, New York, New York, providing for the terms on which the RDL Deferred Payment Obligations will be repaid on and after the Effective Date.

         1.77 "RDL Deferred Payment Obligations" means all obligations of WPSC to pay "Deferred Payments" as that term is defined in paragraph 5(b)(i) of the Amended Agreement Regarding Ore Sales, dated October 1, 2001, among WPSC, Itabira Rio Doce Company, Ltd., Nassau, Bahamas and Rio Doce Limited, New York, New York.

         1.78 "Record Date" means the Confirmation Date or such other date as is designated in the Confirmation Order.

         1.79 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Effective Date, between Reorganized WPC and certain holders of the Notes who will receive the New Common Stock, with respect to the registration of shares of New Common Stock and the New Notes, substantially in the form contained in the Plan Supplement.

         1.80 "Released Liabilities" means, with respect to any Person, all liabilities of such Person, except those liabilities based on fraud or willful misconduct or in respect of any contractual obligation owed by such Person to the Debtors, directly, indirectly or derivatively arising from or related to (a) the Cases, (b) the Debtors, their subsidiaries or their respective operations,
(c) the Plan or any act taken pursuant thereto, (d) the issuance, offering or sale of any interest in any security of the Debtors (or any of their subsidiaries), (e) any such security, (f) the due diligence undertaken in connection with the issuance, offering and sale of any interest in such security, (g) such holders acquisition, ownership or disposition of any interest in any such security, (h) any act or omission related to service with or on behalf of the Debtors (or any of their subsidiaries) in connection with the assets of businesses of the Debtors (or any of their subsidiaries) or (i) the negotiation, preparation or formulation of the Plan, or any document that was or is to be executed or filed with the Bankruptcy Court in connection herewith, including, but not limited to, the Disclosure Statement.

         1.81 "Reorganized Debtors" means the Debtors on and after the Effective Date.

         1.82     "Reorganized WPC" means WPC on and after the Effective Date.

         1.83     "Reorganized WPSC" means WPSC on and after the Effective Date.

         1.84 "Restructuring Transactions" means those mergers, consolidations, restructurings, conversions, dispositions, liquidations, dissolutions or other transactions that the Debtors or Reorganized Debtors determined to be necessary or appropriate to effect the corporate restructuring of their respective businesses or otherwise to simplify the overall corporate structure of the Reorganized Debtors as provided in Section 7.7.

         1.85 "Schedules" means the schedules filed by the Debtors with the clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they have been or may be amended from time to time.

         1.86 "Secured Claim" means any Claim of any Person that is secured by a Lien on property in which the Debtors or the Estates have an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of such Person's interest in the Debtors' or Estates' interest in the property, determined pursuant to Section 506(a) of the Bankruptcy Code.

         1.87 "Senior Note Indenture" means the Indenture, dated as of November 26, 1997, among WPC, Bank One Trust Company, N.A., as indenture trustee for the holders of the Senior Notes, and the guarantors named therein, as amended, modified, or supplemented from time to time, pursuant to which WPC issued the Senior Notes.

         1.88 "Senior Notes" means the $275 million principal amount of 9 1/4% Senior Notes due 2007 issued by WPC pursuant to the Senior Note Indenture.

         1.89 "Senior Note Trustee" means Bank One Trust Company, N.A., as trustee under the Senior Note Indenture.

         1.90 "Senior Note Trustee's Fees and Expenses" means all reasonable and customary fees and expenses, including the reasonable fees and expenses of their attorneys, incurred by the Senior Note Trustee under the Senior Note Indenture.

         1.91 "Tax" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, imposed on or with respect to such assessments.

         1.92 "Tax Claim" means any Claim for any Tax to the extent that it is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

         1.93 "Unclaimed Property" means all Cash and all New Common Stock deemed to be "Unclaimed Property" pursuant to Sections 9.3 and 9.7 of the Plan.

         1.94     "USWA" means the United Steel Workers of America.

         1.95 "WesBanco Loan" means the $2 million term loan provided to WPSC pursuant to a Loan and Security Agreement, dated as of November 1, 2001, between WPSC and WesBanco Bank, Inc., secured by the machinery and equipment comprising WPSC's second paint line at its facility in Beech Bottom, West Virginia.

         1.96     "WHX" means WHX Corporation, a Delaware Corporation.

         1.97 "WHX Agreement" means the Agreement, dated on or before the Pre-Effective Date, among WPC, WPSC and WHX providing for (a) a capital contribution to the Reorganized Debtors in the amount of $10 million, (b) an unsecured loan to the Reorganized Debtors in the amount of $10 million, which loan will be subordinated in right of payment to the New Credit Agreements and the New Notes, (c) the contribution of all claims of WHX against the Debtors in connection with the DIP Facility and the WHX Loans to the capital of WPC (which will further contribute such claims to the capital of WPSC) and (d) an agreement with respect to the participation of the employees of the Reorganized Debtors in the WHX Pension Plan.

         1.98 "WHX Loans" means, collectively, the five loans in the amount of $1 million each from WHX to WPSC and the other credit support (outstanding as of December 31, 2002 in the amount of $2.1 million) extended by WHX to WPSC, in each case pursuant to the Memorandum of Understanding, effective as of October 26, 2001, among WHX, WPC, WPSC and the USWA, each secured by a third-priority lien on the assets of the Debtors.

         1.99 "WHX Pension Plan" means the defined benefit plan covering substantially all of the employees of WHX and the Debtors.

         1.100 "WHX Releasees" means WHX and its subsidiaries (other than WPC and its subsidiaries) and their respective current and former directors, officers, employees, agents, members, shareholders, representatives, advisors and professionals, in each case in their capacity as such.

         1.101 "WPC" means Wheeling-Pittsburgh Corporation, a Delaware corporation.

         1.102 "WPSC" means Wheeling-Pittsburgh Steel Corporation, a Delaware corporation.

         1.103 "WV Loan" means the $5 million unsecured loan to WPSC by the state of West Virginia pursuant to a letter, dated as of January 16, 2002, from the West Virginia Development Office to WPSC.

         1.104 "WV Loan Modification Agreement" means the Agreement, dated on or before the Effective Date, between WPSC and the West Virginia Development Office, providing for a three-year deferral of the amounts due under the WV Loan.

                                    ARTICLE 2
                          ADMINISTRATIVE AND TAX CLAIMS

         2.1      Administrative Claims. Except as otherwise provided in this
Article 2, and subject to the bar date provisions herein, each Person holding an Administrative Claim that is an Allowed Claim shall be paid in respect of such Claim, in Cash, in full on the later of (a) the Effective Date and (b) the date such Administrative Claim becomes an Allowed Claim; provided, however, that (i) such Person may be treated on such less favorable terms as may be agreed to by such Person, (ii) Administrative Claims representing liabilities incurred by the Debtors in the ordinary course of their business during the Cases shall be paid by the Reorganized Debtors in accordance with the terms and provisions of the particular transactions and agreements relating thereto, (iii) the WV Loan shall be paid in accordance with the terms of the WV Loan Modification Agreement and (iv) the MLA Wage Deferral Claims of hourly employees will be extinguished as provided in the Modified Labor Agreement, effective as of October 1, 2001.

         2.2 Tax Claims. Each Person holding a Tax Claim that is an Allowed Claim shall be paid, in Cash, in full on the later of (a) the Effective Date and
(b) the date such Tax Claim becomes an Allowed Claim or, at the option of the Debtors, shall receive, on account of such Claim, Cash payments over a period not exceeding six (6) years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Claim, or shall be paid on account of its Allowed Claim on such other terms as have been or may be agreed to between such Person and the Debtors.

         2.3      Secured Administrative Claims

                  2.3.1 Claims Under the DIP Facility. Unless otherwise agreed by the DIP Lenders pursuant to the DIP Facility, on or before the Effective Date, Allowed Administrative Claims under or evidenced by the DIP Facility will be paid in Cash in full on the Effective Date, provided, however, that any Allowed Administrative Claims under or evidenced by the DIP Facility held by WHX shall be contributed on the Pre-Effective Date to the capital of WPC (which will in turn contribute such Claims to the capital of WPSC) in accordance with the terms of the WHX Agreement.

                  2.3.2 RDL Deferred Payment Obligations. On or before the Effective Date, WPSC and Rio Doce Limited will enter into the RDL Agreement providing for (a) repayment of the RDL Deferred Payment Obligations in equal monthly installments over a period not to exceed 18 months form May 1, 2003; and
(b) such other terms as may be agreeable to Rio Doce Limited, WPSC and the lenders party to the New Credit Agreements. In the absence of such an agreement the RDL Deferred payment Obligations shall be repaid in accordance with Rio Doce Limited's existing rights.

                  2.3.3 Other Post-Petition Secured Claims. Each Person Holding a Post-Petition Secured Claim (other than a Claim under or evidenced by the DIP Facility and the RDL Deferred Payment Obligations) that is an Allowed Claim shall, at the option of the Debtors, either (a) be paid in respect of such Claim in Cash in full on the later of (i) the Effective Date and (ii) the date such Post-Petition Secured Claim becomes an Allowed Claim or (b) be paid by the Reorganized Debtors in accordance with the terms and provisions of the particular transaction and agreements relating to such Post-Petition Secured Claim, provided, however, that (x) the ODOD Loan shall be paid in accordance with the terms of the ODOD Loan Modification Agreement, and (y) the WHX Loans shall be contributed on the Pre-Effective Date to the capital of WPC (which will in turn contribute such Claims to the capital of WPSC) in accordance with the terms of the WHX Agreement.

         2.4      Bar Dates for Administrative Claims.

                  2.4.1 General Bar Date Provisions. Except as otherwise provided in Section 2.4.2, unless previously filed, requests for payment of Administrative Claims must be filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than thirty (30) days after the Effective Date. Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such a request by such date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors of their respective property and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be filed and served by or on the Reorganized Debtors and the requesting party by the later of (a) ninety (90) days after the Effective Date or (b) sixty (60) days after the filing of the applicable request for payment of Administrative Claims.

                  2.4.2    Bar Dates for Certain Administrative Claims.

         (a) Professional Compensation. Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must file and serve on the Reorganized Debtors and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than sixty (60) days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date without further Bankruptcy Court review or approval pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be filed and served by or on the Reorganized Debtors and the requesting party by the later of (a) ninety (90) days after Effective Date or (b) thirty (30) days after the filing of the applicable request for payment of the Fee Claims. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims. This provision shall not apply to the Senior Note Trustee's Fees and Expenses, which will be paid in accordance with Section 9.10.

         (b) Ordinary Course Liabilities. Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business will not be required to file or serve any request for payment of such Administrative Claims. Such Administrative Claims will be satisfied pursuant to
Section 2.1.

         (c) Post-Petition Secured Claims. Holders of Post-Petition Secured Claims will not be required to file or serve any request for payment of such Claims. Such Administrative Claims will be satisfied pursuant to Section 2.3.

         (d) United States Trustee Fees. The United States Trustee will not be required to file or serve any request for payment of appropriate statutory fees pursuant to 28 U.S.C. Section 1930(a)(6).

                                    ARTICLE 3

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         3.1      Class 1 - Priority Claims. Class 1 consists of all Priority
Claims.

         3.2 Class 2 - Miscellaneous Secured Claims. Class 2 consists of all Secured Claims other than Post-Petition Secured Claims and Secured Claims that are classified in another Class under the Plan. Each Class 2 Claim shall be treated for all purposes under the Bankruptcy Code and the Plan as a separate subclass.

         3.3      Class 3 - IRB Claims. Class 3 consists of all IRB Claims.

         3.4 Class 4 - Noteholder Secured Claims. Class 4 consists of all Noteholder Secured Claims.

         3.5 Class 5 - Unsecured WPC Claims. Class 5 consists of all Claims against WPC other than Administrative Claims, Tax Claims and MLA Wage Deferral Claims and Class 1, 2, 3, 4, 8 and 9 Claims.

         3.6 Class 6 - Noteholder Guaranty Claims. Class 6 consists of all Noteholder Guaranty Claims.

         3.7 Class 7 - Unsecured WPSC Claims. Class 7 consists of all Claims against WPSC other than Administrative Claims, Tax Claims and MLA Wage Deferral Claims and Class 1, 2, 3, 6, 8 and 9 Claims.

         3.8 Class 8 - Intercompany Claims. Class 8 consists of all Claims of any Debtor against any other Debtor.

         3.9      Class 9 - Penalty Claims. Class 9 consists of all Penalty
Claims.

         3.10 Class 10 - Interests of Holders of Old Subsidiary Common Stock. Class 10 consists of all Interests of Persons holding shares of Old Subsidiary Common Stock.

         3.11 Class 11 - Interests of Holders of Old WPC Common Stock. Class 11 consists of all Interests of Persons holding shares of Old WPC Common Stock.

                                    ARTICLE 4

                 IDENTIFICATION OF IMPAIRED CLAIMS AND INTERESTS

         4.1 Unimpaired Classes of Claims. Classes 1, 2, 4 and 10 are not impaired under the Plan.

         4.2 Impaired Classes of Claims and Interests. All other Classes of Claims and Interests are impaired under the Plan.

                                    ARTICLE 5

                        TREATMENT OF CLAIMS AND INTERESTS

         In full satisfaction and discharge of all of the Claims against or Interests in the Debtors:

         5.1 Class 1 - Priority Claims. Each Person holding an Allowed Claim in Class 1 shall be paid (a) the full amount of such Allowed Claim in Cash on the later of the Effective Date and the date such Claim becomes an Allowed Claim or (b) upon such other less favorable terms as may be agreed to by such Person.

         5.2 Class 2 - Miscellaneous Secured Claims. With respect to each Allowed Claim in any subclass of Class 2, at the option of the Debtors, (a) the Person holding such Claim shall be paid the full amount of such Allowed Claim in Cash on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or (b) on the Effective Date, (i) the Debtors shall cure any default (other than a default of the kind specified in Section 365(b)(2) of the Bankruptcy Code) that occurred before or after the Petition Date, the occurrence of which entitled the Person holding such Claim pursuant to any contractual provisions or applicable law to demand or receive accelerated payment of such Claim, and the original maturities of such Claim shall be reinstated as such maturities existed before such default, (ii) the Plan shall (x) not alter the legal, equitable or contractual rights to which such Claim entitles the holder thereof or (y) otherwise render such Claim unimpaired pursuant to Section 1124 of the Bankruptcy Code, (iii) the Person holding such Claim shall be accorded such other less favorable treatment as may be agreed to by such Person, or (iv) the Person holding such Claim shall be entitled to receive, and the applicable Debtor or Debtors (or Reorganized Debtor or Reorganized Debtors) shall release and transfer to such holder, the collateral securing such Allowed Claim.

         5.3 Class 3 - IRB Claims. Except as expressly provided herein, on the Effective Date, with respect to each Allowed Claim in Class 3, at the option of the Debtors, (a) the Debtor shall cure any default (other than a default of the kind specified in Section 365(b)(2) of the Bankruptcy Code) that occurred before or after the Petition Date, the occurrence of which entitled the Person holding such Claim pursuant to any contractual provisions or applicable law to demand or receive accelerated payment of such Claim, and the original maturities of such Claim shall be reinstated as such maturities existed before such default; or (b) the Plan shall not alter the legal, equitable or contractual rights to which such Claim entitles the holder thereof. All amounts that are due and owing (without acceleration) with respect to the IRB Claims (including any and all principal and interest payments which became due in respect to the IRB Claims during these Chapter 11 cases and were not paid by the Debtors and the full amount necessary to bring the amounts on deposit in the various reserve accounts established under the applicable indentures and other documents in respect to such IRB Claims to the amount required to be maintained in such reserve accounts thereunder as of the earlier of the dates specified below) on the earlier of the Effective Date and August 17, 2003 shall be paid in accordance with the terms as set forth in Exhibit D, and the underlying bond documents (including the indenture, the lease agreement and the guaranty agreement) with respect to such IRB Claims shall be amended and modified to effect the terms as set forth in such Exhibit. The Debtors agree to provide the Indenture Trustee with an opinion of Debevoise & Plimpton that the modification and amendment of the underlying bond documents to effect the terms as set forth in Exhibit D will not adversely affect the exemption from U.S. federal income taxation of interest on the Series A IRBs.

         Subject to the Restructuring Transactions, any guarantee obligations of the Debtors in respect to the IRB Claims shall remain in effect through and after the Effective Date.

         Nothing herein is intended or shall be construed as altering, impairing or limiting in any way the protections afforded to FBW Leasecorp, Inc. under section 4.2 of that certain Financing Agreement dated September 1, 1999 between the Director of the State of Nevada Department of Business and Industry and FBW Leasecorp, Inc. and other similar provisions contained in the related bond documents which limit FBW Leasecorp, Inc.'s obligation to pay any amounts under the Financing Agreement and related bond documents to the revenues derived from the Debtors under that certain Lease Agreement dated August 1, 1999.

         Nothing herein is intended or shall be construed as altering, impairing or limiting in any way the protections afforded to The Industrial Development Authority of Greensville County, Virginia under Sections 2.1 and 3.14 of that certain Indenture of Trust dated April 1, 1999 between The Industrial Development Authority of Greensville County, Virginia and First Union National Bank, as Indenture Trustee and other similar provisions contained in the related bond documents which limit The Industrial Development Authority of Greensville County, Virginia's obligation to pay any amounts under the Indenture of Trust and related bond documents to the revenues derived from the Debtors under that certain Lease Agreement dated August 17, 1998.

         The Plan does not alter the rights of any Person holding an Allowed Claim in Class 3 in any collateral securing such Allowed Claim as of the Petition Date and the Lien securing each such Allowed Claim are hereby ratified and affirmed.

         5.4 Class 4 - Noteholder Secured Claims. On the Effective Date, each Person holding an Allowed Claim in Class 4 shall receive on account of such Allowed Claim a Pro Rata share of $15 million in Cash. In addition, on and after the Effective Date, the Persons holding Allowed Claims in Class 4 shall be entitled to additional distributions in accordance with Sections 9.7 and 10.2.8 of the Plan.

         5.5 Class 5 - Unsecured WPC Claims. On the Effective Date, each Person holding an Allowed Claim in Class 5 shall receive on account of such Allowed Claim (a) a Pro Rata share of $5 million in Cash, (b) a Pro Rata share of the New Series A Notes and (c) a Pro Rata share of the New Series B Notes. In addition, on and after the

Effective Date, the Persons holding Allowed Claims in Class 5 shall be entitled to additional distributions in accordance with Sections 9.7 and 10.2.8 of the Plan.

         5.6 Class 6 - Noteholder Guaranty Claims. On the Effective Date, each Person holding an Allowed Claim in Class 6 shall receive from Reorganized WPC on account of such Allowed Claim a Pro Rata share of 3,410,000 shares of New Common Stock constituting 34.1% of the New Common Stock to be issued and outstanding on the Effective Date. In addition, on and after the Effective Date, the Persons holding Allowed Claims in Class 6 shall be entitled to additional distributions in accordance with Sections 9.7 and 10.2.8 of the Plan

         5.7 Class 7 - Unsecured WPSC Claims. On the Effective Date, each Person holding an Allowed Claim in Class 7 shall receive on account of such Allowed Claim a Pro Rata share of 1,590,000 shares of New Common Stock constituting 15.9% of the New Common Stock to be issued and outstanding on the Effective Date. In addition, on and after the Effective Date, the Persons holding Allowed Claims in Class 7 shall be entitled to additional distributions in accordance with Sections 9.7 and 10.2.8 of the Plan.

         5.8 Class 8 - Intercompany Claims. On the Pre-Effective Date, all Claims of WPC against its directly or indirectly owned subsidiaries shall be contributed by WPC, directly or indirectly, to the capital of such subsidiaries, and all claims of WPSC against its subsidiaries shall be contributed by WPSC to the capital of such subsidiaries. On the Effective Date, all other Class 8 Claims then outstanding shall be deemed expunged and extinguished.

         5.9 Class 9 - Penalty Claims. The Persons holding Allowed Claims in Class 9 shall receive no distributions under the Plan. On the Effective Date, all Class 9 Claims then outstanding shall be deemed expunged and extinguished.

         5.10 Class 10 - Interests of Holders of Old Subsidiary Common Stock. On the Effective Date, the Allowed Interests of Persons holding Interests in Class 10 shall be fully reinstated.

         5.11 Class 11 - Interests of Holders of Old WPC Common Stock. On the Effective Date, each Person holding an Allowed Interest in Class 11 shall receive on account of such Allowed Interest a Pro Rata share of $10,000 and all Class 11 Interests then outstanding, and all instruments representing such Interests, shall be deemed extinguished.

                                    ARTICLE 6

                         ACCEPTANCE OR REJECTION OF PLAN

         6.1 Classes Entitled to Vote. Classes 3, 5, 6 and 7 shall be entitled to vote to accept or reject the Plan. Classes 1, 2, 4 and 10 are conclusively presumed pursuant to Section 1126(f) of the Bankruptcy Code to have accepted the Plan and therefore shall not be entitled to vote to accept or reject the Plan. Classes 8, 9 and 11 are conclusively presumed pursuant to Section 1126(g) of the Bankruptcy Code to have rejected the Plan and therefore shall not be entitled to vote to accept or reject the Plan.

         6.2 Nonconsensual Confirmation. The Debtors will request the Bankruptcy Court to confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code without acceptance by Classes 8, 9 and 11. In the event that either of Classes 3, 5, 6 or 7 fails to accept the Plan as required by Section 1129(a) of the Bankruptcy Code, the Debtors may request the Bankruptcy Court to confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code or, as an alternative to such cramdown, the Plan may be amended in accordance with
Section 15.1 of the Plan.

         6.3 Substantive Consolidation. The Debtors reserve the right to seek approval of the Bankruptcy Court for the substantive consolidation of some or all of the Debtors for the purpose of implementing the Plan, including for purposes of voting, confirmation and distributions to be made under the Plan.

                                    ARTICLE 7

                         MEANS OF EXECUTION OF THE PLAN

         7.1 Effectiveness of Agreements. On the Effective Date, the Reorganized Debtors shall enter into the New Credit Agreements, the Registration Rights Agreement, the New Series A Note Indenture, the New Series B Note Indenture and the Management Stock Incentive Plan and such agreements shall become effective.

         7.2 Issuance of New Common Stock and New Notes. Reorganized WPC shall be deemed to have authorized and, on the Effective Date, shall issue the New Common Stock. Reorganized WPSC shall be deemed to have authorized and, on the Effective Date, shall issue the New Notes and an unsecured note to WHX in the principal amount of $10 million.

         7.3 Amended and Restated Charters. On the Effective Date, each Reorganized Debtor shall file its Amended and Restated Charter with the Secretary of State of its current state of incorporation.

         7.4 Management/Boards of Directors. Prior to the confirmation of the Plan, in accordance with Section 1129(a)(5) of the Bankruptcy Code, the Debtors shall disclose (a) the identity and affiliations of any individual proposed to serve, after the Effective Date, as a director or officer of the Reorganized Debtors, and (b) the identity of any "insider" (as such term is defined in Section 101(31) of the Bankruptcy Code) who shall be employed and retained by the Reorganized Debtors and the nature of any compensation for such insider. The Board of Directors of Reorganized WPC shall consist of 11 (eleven) members, who shall be designated as follows: two shall be selected by the USWA in consultation with the Debtors, two shall be selected by the Debtors (one of whom shall be the Chief Executive Officer of WPC), four shall be selected by the Official Committee of Unsecured Noteholders in consultation with the Debtors, and three shall be selected by the Official Committee of Unsecured Trade

Creditors in consultation with the Debtors. The officers of the Debtors immediately before the Confirmation Date shall continue to serve immediately after the Confirmation Date in their respective capacities.

         7.5 Management Stock Incentive Plan. On the Effective Date, the Management Stock Incentive Plan shall become effective and shares of New Common Stock representing 10% of the shares of New Common Stock issued and outstanding on the Effective Date on an undiluted basis shall be reserved for issuance under the Management Stock Incentive Plan. When issued, such shares of New Common Stock shall dilute the 10,000,000 shares of New Common Stock issued and outstanding at the Effective Date. The Management Stock Incentive Plan and the options issued thereunder shall have the terms set forth in Exhibit B hereto.

         7.6 Issuance of New Common Stock to Employees. On the Effective Date, 4,000,000 shares of New Common Stock, constituting 40% of the New Common Stock to be issued and outstanding on the Effective Date, will be distributed pursuant to the New Collective Bargaining Agreement in satisfaction of certain claims under the existing collective bargaining agreement, and 1,000,000 shares of New Common Stock, constituting 10% of the New Common Stock to be issued and outstanding on the Effective Date, will be distributed to or for the benefit of salaried employees of Reorganized Debtors, in full satisfaction of the MLA Wage Deferral Claims of such salaried employees. The shares issued pursuant to the New Collective Bargaining Agreement will be subject to a stockholders or similar agreement which will contain restrictions regarding the transferability of the shares and provisions regarding voting such shares with respect to the election of directors. The shares for the salaried employees will be issued in part to one or more qualified employee benefit plans established for the benefit of all such salaried employees and the balance would be issued directly to certain senior management personnel or to a non-qualified plan or investment entity for their benefit, with such balance to be allocated based on seniority, compensation and other factors and to be subject to certain vesting conditions as an incentive for retention of such key management personnel.

         7.7 Restructuring Transactions. On the Pre-Effective Date, WPC shall be permitted to issue to Ohio Coatings Company Old WPC Common Stock constituting 21% of all outstanding Old WPC Common Stock immediately after such issuance. In addition, on or prior to the Pre-Effective Date, WPC shall be permitted to restructure its subsidiaries so as to eliminate certain dormant corporations and to reduce the number of subsidiaries organized in each state in which the Debtors conduct business to the maximum extent permissible and determined by the Debtors to be appropriate. The Restructuring Transactions will include all mergers, consolidations, reorganizations, asset transfers, dissolutions and other transactions that the Debtors determine to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirement of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. A description of the Restructuring Transactions as presently contemplated is attached hereto as Exhibit C.

         The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to result in substantially all the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Debtor or Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Debtor or Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Debtor or Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

         7.8 Corporate Actions. On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan), including, without limitation, the following: (a) the adoption and the filing with the Secretary of State of the State of Delaware of the Amended and Restated Charters; (b) the adoption of the Amended and Restated By-Laws; (c) the issuance by Reorganized WPC of the New Common Stock; (d) the issuance by Reorganized WPSC of the New Notes and an unsecured note to WHX in the principal amount of $10 million; (e) the execution and the delivery of, and the performance under, each of the Plan Documents and all documents and agreements contemplated by or relating to any of the foregoing and (f) the removal of all members of the Board of Directors not designated by the New Common Stock recipients as members of the Board of Directors of Reorganized WPC and the election of all members of the Board of Directors of Reorganized WPC so designated. On the Effective Date or, in the case of the Restructuring Transactions on the Pre-Effective Date or such other date as may be specified in the documents effectuating the applicable Restructuring Transactions, all matters provided for under the Plan involving the corporate structure of the Debtors or the Reorganized Debtors (including, without limitation, the Restructuring Transactions) and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors are authorized and directed to execute and to deliver the Plan Documents and any other agreements, documents and instruments contemplated by the Plan or the Plan Documents in the name and on behalf of the Reorganized Debtors and take such other actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan.

         7.9 Exception from Certain Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, the following will not be subject to any stamp tax, real estate transfer tax, vehicle transfer tax or similar tax: (i) the issuance, transfer or exchange of the New Common Stock; (ii) the creation of any mortgage, deed of trust, lien or other security interest; (iii) the making or assignment of any lease or sublease; (iv) the execution and delivery of the New Credit Agreements or (v) the making or delivery of any deed or any other instrument of transfer under, in furtherance of or in connection with the Plan.

         7.10 Retiree Benefits. From and after the Effective Date, the Reorganized Debtors will be obligated to pay retiree benefits (as defined in Section 1114(a) of the Bankruptcy Code) in accordance with the terms of the retiree benefit plans and other agreements governing the payment of those benefits, subject to the right to amend, modify or terminate those benefits under the terms of the applicable retiree benefit plan, other agreements,
Section 1114(e) of the Bankruptcy Code or applicable non-bankruptcy law.

         7.11 Pension Plans. WHX sponsors a defined benefit plan insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA, which covers substantially all of WHX and the Debtors' employees and is denominated by WHX as a multi-employer pension plan. The Debtors are currently participating employers in the WHX Pension Plan. In conjunction with the implementation of the Plan, the Reorganized Debtors will cease to be participating employers under and will separate from the WHX Pension Plan. The terms of the separation will be governed by the WHX Agreement. The terms of a new pension program will be determined through ongoing discussions between the Debtors and the USWA.

         In addition, the Debtors are participating employers in the Central States, Southeast and Southwest Area Pension Fund ("Central States"), a multi-employer plan as that term is defined by 29 U.S.C. Section 1301(a)(3) (the "Central States Plan"). Notwithstanding anything to the contrary contained in this Plan (including, without limitation Sections 12.1, 12.2, 12.3 and 12.4 of the Plan), any liability (including, without limitation, any withdrawal liability under 29 U.S.C. Sections 1383 and 1385) of the Debtors or any third party to the Central States Plan is left unimpaired under this Plan, shall not be discharged and shall continue unaltered as if the Chapter 11 cases had not been commenced, nor shall any third-party be released from any liability or Claim that Central States may have against that third-party as a result of the Debtors' participation in the Central States Plan.

                                   ARTICLE 8

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         8.1      Assumption of Executory Contracts and Unexpired Leases.

                  8.1.1 Assumption. On the Effective Date, pursuant to the Confirmation Order, the Debtors shall assume (and assign, as the case may be)
(a) those prepetition unexpired leases and executory contracts listed on
Schedule 1 hereto and (b) certain unexpired leases and executory contracts (as further described below, the "Miscellaneous Agreements") between the Debtors and public authorities, public entities, railroad companies or utility companies (collectively, the "Utilities"), granting to either the Debtors or any of the Utilities certain easements, rights-of-way, licenses, permits or other uses of the Debtors' or any of the Utilities' land, water or aerial property. The Miscellaneous Agreements shall include, but shall not be limited to (w) railroad easements, rights-of-way, licenses, permits and leases granting crossing rights;
(x) easements, rights-of-way, licenses, permits, leases and privileges for such items as vehicles, pedestrian walkways, pipelines, wires, bridges, aerial apparatus, and vacant land used for parking, storage and other uses; (y) utility company easements, rights-of-way, licenses, permits and leases; and (z) any other easements, rights-of-way, licenses, permits and leases allowing the presence on the real property of the Debtors or the real property of any of the Utilities of, inter alia, natural gas, water and sewer lines and aerial apparatus.

                  8.1.2 Cure Payments, etc. All cure payments which may be required under Section 365(b)(1) of the Bankruptcy Code in connection with such assumption shall be made on the Effective Date or at such other time and on such other terms as are agreed to by the parties to the applicable executory contract or unexpired lease, provided, however, that, in the event of a dispute concerning (a) the amount of any cure payment, (b) the ability of the Debtors to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the executory contract or the unexpired lease to be assumed or (c) any other matter pertaining to the assumption of an executory contract or an unexpired lease, the Debtors shall make such cure payment or provide such assurance, as required, in accordance with Final Orders of the Bankruptcy Court.

         8.2 Rejection. Any and all prepetition unexpired leases and executory contracts of the Debtors not expressly assumed by the Debtors pursuant to Section 8.1.1 of the Plan, the Confirmation Order or other Final Order of the Bankruptcy Court on or prior to the Confirmation Date and which are not the subject of pending motions by the Debtors to assume or reject pursuant to
Section 365 of the Bankruptcy Code at the Confirmation Date shall be deemed rejected and disaffirmed upon the entry of the Confirmation Order. An Allowed Claim under an executory contract or an unexpired lease that has been rejected, if any, shall constitute a Class 2 Claim, if secured, or a Class 5 or Class 7 Claim, if unsecured. Any proof of claim with respect to Claims arising from the rejection of an executory contract or an unexpired lease must be filed with the

Bankruptcy Court within 30 days after the rejection by the Debtors of such contract or such lease.

         8.3 Indemnification Obligations. The obligations of the Debtors to indemnify, reimburse and limit the liability of, the Persons serving as directors or officers of the Debtors on the Confirmation Date pursuant to its certificate of incorporation, by-laws, applicable state law, specific agreements or any combination of the foregoing, shall survive the confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether indemnification, reimbursement or limitation of liability is owed in connection with an event occurring before, on or after the Petition Date.

                                    ARTICLE 9

                                  DISTRIBUTIONS

         9.1 Distributions to the Distribution Agent. On the Effective Date, the Reorganized Debtors shall transmit or cause to be transmitted to the Distribution Agent sufficient Cash, New Common Stock and New Notes to (a) make the distributions to the holders of Allowed Claims and Allowed Interests required by the Plan to be made on the Effective Date and (b) establish the Disputed Claims Cash Reserve, the Disputed Claims Equity Reserve and the Disputed Claims Note Reserve pursuant to Sections 10.2.2, 10.2.3 and 10.2.4 of the Plan.

         9.2      Distributions.

                  9.2.1 Distribution Agent. The Distribution Agent shall be responsible for making all of the distributions required to be made by the Reorganized Debtors under the Plan. All costs and expenses in connection with such distributions, including, without limitation, the fees and expenses, if any, of the Distribution Agent, shall be borne by the Reorganized Debtors.

         The Distribution Agent shall have the right to employ one or more sub-agents on such terms and conditions as the Distribution Agent and such sub-agent(s) shall agree, subject to approval of the Reorganized Debtors, which approval shall not be unreasonably withheld.

         The Reorganized Debtors, when acting as the Distribution Agent, shall not be required to provide any bond in connection with the making of any distributions pursuant to the Plan. However, if the Distribution Agent is any Person other than the Reorganized Debtors, such Person shall be required to provide such bond.

                  9.2.2 Date of Distribution. The Distribution Agent shall make each required distribution by the date stated in the Plan with respect to such distribution. Any distribution required to be made on the Effective Date shall be deemed to be made on such date if made as soon as practicable after such date and, in any event, within sixty (60) days after such date. Any distribution required to be made on the date on which a Claim becomes an Allowed Claim shall be deemed to be made on such date if made on the nearest Distribution Date occurring after such date.

                  9.2.3    Delivery of Distributions. Except as provided in
Section 9.2.4, distributions to holders of Allowed Claims or Allowed Interests will be made by the Distribution Agent (i) at the addresses set forth in the respective proofs of claim filed by holders of such Claims, (ii) at the addresses set forth in any written certification of address change delivered to the Distribution Agent (including pursuant to a letter of transmittal delivered to the Distribution Agent) after the date of filing of any related proof of claim or (iii) at the addresses reflected in the applicable Debtor's Schedules if no proof of claim has been filed and the Distribution Agent has not received a written notice of a change of address.

                  9.2.4 Distribution to the Noteholders. For the purpose of distributions to the Noteholders, the Senior Note Trustee and the Pre-Petition Term Loan Agent shall be deemed to be the sole holders of all Allowed Claims evidenced by the Notes. Accordingly, all distributions on account of such Allowed Claims shall be distributed to the Senior Note Trustee or the Pre-Petition Term Loan Agent for further distribution to the Noteholders pursuant to the terms of the Senior Note Indenture and the Pre-Petition Term Loan Agreement. Distributions to the holders of the Senior Notes will be made on each Distribution Date by means of a book-entry exchange through the facilities of DTC in accordance with the customary practices of DTC, as and to the extent practicable. In connection with such book-entry exchange, the Reorganized Debtors and the Senior Note Trustee will deliver instructions to DTC directing DTC to make distributions on a Pro Rata basis with respect to any Allowed Claim evidenced by the Senior Notes as provided under the Plan.

                  9.2.5 Manner of Payment. At the option of the Distribution Agent, distributions may be made in cash, by wire transfer or by a check drawn on a domestic bank. Distribution of New Common Stock shall be made by the issuance and delivery of such New Common Stock. Distribution of New Notes shall be made by the issuance and delivery of such New Notes.

                  9.2.6 Allocation of Distributions. All distributions in respect of any Allowed Claim shall be allocated first to the principal amount of such Allowed Claim as determined for federal income tax purposes, and thereafter, to the remaining portion of such Allowed Claim, if any.

         9.3 Undeliverable Distributions. If a distribution is returned to the Distribution Agent as undeliverable, the Distribution Agent shall hold such distribution and shall not be required to take any further action with respect to the delivery of the distribution unless and until the Distribution Agent is notified in writing of the then current address of the Person entitled to receive the distribution. Unless and until the Distribution Agent is so notified, such distribution shall be deemed to be "Unclaimed Property" and shall be dealt with in accordance with Section 9.7 of the Plan.

         The Distribution Agent shall not be entitled to vote any New Common Stock which the Distribution Agent holds as undeliverable.

         9.4 Old Securities, Senior Note Indenture and Pre-Petition Term Loan Agreement.

                  9.4.1 Surrender and Cancellation of Instruments. As a condition to receiving any distribution pursuant to the Plan, each Person holding an instrument evidencing an Old Security must (a) surrender such instrument to the Distribution Agent (or, in the case of Persons holding Notes or Old WPC Common Stock, the Senior Note Trustee, Pre-Petition Term Loan Agent or transfer agent, as the case may be) or (b) in the event that any such instrument is lost, stolen, mutilated or destroyed, deliver to the Distribution Agent (or the Senior Note Trustee, Pre-Petition Term Loan Agent or transfer agent, as applicable) evidence reasonably satisfactory to the Distribution Agent (or the Senior Note Trustee, Pre-Petition Term Loan Agent or transfer agent, as applicable) and the Reorganized Debtors of the loss, theft, mutilation or destruction of such instrument and, if desirable in the reasonable judgment of the Reorganized Debtors, a surety bond, the amount and form of which shall be reasonably satisfactory to the Distribution Agent (or the Senior Note Trustee, Pre-Petition Term Loan Agent or transfer agent, as applicable) and the Reorganized Debtors, from a surety company reasonably satisfactory to the Distribution Agent (or the Senior Note Trustee, Pre-Petition Term Loan Agent or transfer agent, as applicable) and the Reorganized Debtors. In accordance with the provisions of Section 1143 of the Bankruptcy Code, any Person holding a Claim or an Interest evidenced by an instrument that fails to surrender such instrument within one year from the Confirmation Date shall be deemed to have forfeited all rights, claims and interests and shall not participate in any distribution under the Plan. The distributions otherwise distributable to such Person shall be deemed to be "Unclaimed Property" and shall be dealt with in accordance with Section 9.7 of the Plan.

                  9.4.2 Rights of Persons Holding Old Securities. As of the Effective Date, (a) all Old Securities shall be deemed automatically cancelled and deemed void and of no further force or effect, without any further action on the part of any Person, and (b) the Debtors' obligations under such Old Securities shall be deemed discharged. Until the Persons holding the Old Securities as of the Record Date or their lawful successors and assigns surrender the instruments which had previously evidenced the Old Securities, or otherwise comply with Section 9.4.1 of the Plan, such Persons shall have no rights (and such instruments shall evidence no rights) except to surrender such instruments, or otherwise comply with such Section, and to receive in exchange therefor the distributions to which such Persons are entitled pursuant to the provisions of Article 5 of the Plan.

                  9.4.3 Cancellation of Senior Note Indenture and Pre-Petition Term Loan Agreement. On the Effective Date, the Senior Note Indenture and the Pre-Petition Term Loan Agreement and any guarantees or other obligations in respect thereof shall be deemed cancelled, discharged, terminated and of no further force and effect. Notwithstanding any other provisions in the Plan, the Senior Note Indenture and the Pre-Petition Term Loan Agreement shall continue in effect solely for the purposes of permitting the Senior Note Trustee and the Pre-Petition Term Loan Agent (a) to make distributions to the Noteholders pursuant to the terms of the Plan; (b) to maintain any rights and liens they may have for unpaid fees, costs, expenses and indemnification under the Senior Note Indenture or the Pre-Petition Term Loan Agreement, as applicable, or other agreement, provided, however, such rights and liens are limited to the distributions, if any, to the Noteholders; and (c) to be paid by the Noteholders or reimbursed for such pre-petition and post-petition fees, costs, expenses and indemnification (to the extent not paid as an administrative claim or otherwise) from the distributions, if any, to the Noteholders (until payment in full of such fees, costs, expenses and indemnification) on the terms and conditions set forth under the Senior Note Indenture or the Pre-Petition Term Loan Agreement, as applicable, other agreement, or applicable law; provided, however, that the foregoing shall not affect the liability of the Reorganized Debtors, their Estates, or other parties in interest under the Bankruptcy Code and the Confirmation Order, except as specifically set forth in the Plan.

                  9.4.4 Cancellation of Liens. Except as otherwise provided in the Plan, on the Effective Date, any Lien securing any Secured Claim shall be deemed released, and the Person holding such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including without limitation, any cash collateral) held by such Person and to take such actions as may be requested by the Reorganized Debtors to evidence the release of such Lien, including, without limitation, the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors.

         9.5 Fractional Securities and Rounding of Payments. No fractional shares of New Common Stock shall be issued under the Plan. Each Person otherwise entitled to an amount of the New Common Stock that includes fractional amounts shall receive either one whole share (if such fraction is equal to, or greater than, one-half) or no share (if such fraction is less than one-half) in lieu of the fractional amount.

         Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole cent. To the extent Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as Unclaimed Property under Section 9.7 of the Plan.

         9.6 Compliance with Tax Requirements. The Reorganized Debtors shall comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plan.

         In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Reorganized Debtors shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Reorganized Debtors (or the Distribution Agent), the Reorganized Debtors may, at its sole option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received; provided, however, the Reorganized Debtors shall not be obligated to liquidate New Common Stock to perform such withholding.

         9.7 Distribution of Unclaimed Property. If any Person entitled to receive Cash, New Common Stock or New Notes pursuant to the Plan does not present itself on the Effective Date or on such other date on which such Person becomes eligible for distribution of such Cash, New Common Stock or New Notes, such Cash, New Common Stock or New Notes shall be deemed to be "Unclaimed Property". Nothing contained in the Plan shall require the Reorganized Debtors (or the Distribution Agent) to attempt to locate such Person. The Unclaimed Property shall be set aside and (in the case of Cash) held in a segregated interest-bearing account to be maintained by the Distribution Agent in accordance with Section 10.2.2 of the Plan.

         If such Person presents itself within one year following the Confirmation Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person on the next Distribution Date. If such Person does not present itself within one year following the Confirmation Date, any such Unclaimed Property and accrued interest or dividends earned thereon shall become the property of, and shall be released to, the Reorganized Debtors; provided, however, that if such Unclaimed Property consists of Cash, shares of New Common Stock or New Notes set aside for any Persons holding Class 4, 5, 6 or 7 Claims, such Cash, shares of New Common Stock or New Notes (together with any interest or dividends earned thereon) shall be distributed to the other Persons holding Class 4, 5, 6 or 7 Claims, as the case may be, in accordance with Sections 5.4, 5.5, 5.6 or 5.7 of the Plan, as applicable.

         9.8 Setoff. The Reorganized Debtors may, but are not required to, set off against any Claim and the distribution to be made pursuant to the Plan in respect of such Claim, any claims of any nature which the Reorganized Debtors may have against the holder of such Claim. Neither the failure by the Reorganized Debtors to effect such a setoff nor the allowance of any Claim shall constitute a waiver or a release of any claim which the Reorganized Debtors may have against the holder of a Claim.

         9.9 Record Date. Only Persons holding of record the Notes as of the Record Date will be entitled to receive distributions under the Plan.

         Except as and to the extent otherwise required by customary procedures of DTC, as of the close of business on the Record Date, the transfer ledgers for the Notes as maintained by, or on behalf of, the Debtors shall be deemed closed and there shall be no further registrations or other changes in the holders of record of such securities on such transfer ledgers. The Reorganized Debtors, the Senior Note Trustee or the Pre-Petition Term Loan Agent, as the case may be, shall have no obligation to recognize any transfer of the Notes occurring after the close of business on the Record Date. The Reorganized Debtors, the Senior Note Trustee or the Pre-Petition Term Loan Agent, as the case may be, shall be entitled to recognize and deal hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Record Date, to the extent applicable.

         9.10     Compensation Rights.

                  9.10.1 No later than twenty-five (25) days prior to the Effective Date, upon request by the Reorganized Debtors, the Senior Note Trustee will provide the Reorganized Debtors with a reasonably detailed statement of the Senior Note Trustee's Fees and Expenses incurred, or estimated to be incurred, by the Senior Note Trustee through the Effective Date, including appropriate documentation in support thereof. On the Effective Date, the Reorganized Debtors will pay the Senior Note Trustee's Fees and Expenses incurred, up to and including the Effective Date, including the reasonable and customary compensation, disbursements and expenses of the agents and legal counsel of the Senior Note Trustee in connection with the performance of their duties under the Senior Note Indenture and the Plan, provided that the Reorganized Debtors will have 25 days to review the Senior Note Trustee's statement and supporting documentation and to timely raise any questions with the Senior Note Trustee as to the reasonableness of the Senior Note Trustee's Fees and Expenses.

         To the extent any portion of the Senior Note Trustee's Fees and Expenses are disputed, the Reorganized Debtors will pay the Senior Note Trustee any undisputed portion of the Senior Note Trustee's Fees and Expenses, and will place the disputed amount in a segregated account pending resolution. If the Senior Note Trustee and the Reorganized Debtors reach an agreement with regard to the disputed portion of the Senior Note Trustee's Fees and Expenses, the Reorganized Debtors will pay the Senior Note Trustee any additional agreed-upon amount. If the Reorganized Debtors and the Senior Note Trustee are unable to reach such a resolution, the Senior Note Trustee will then be entitled to seek approval of the Bankruptcy Court for the disputed portion of the Senior Note Trustee's Fees and Expenses, provided, however, that it shall not be necessary for the Senior Note Trustee to make application to the Bankruptcy Court for payment of any undisputed portion of the Senior Note Trustee's Fees and Expenses.

                  9.10.2 The Senior Note Trustee and the Pre-Petition Term Loan Agent shall be compensated by the Reorganized Debtors for services rendered from and after the Effective Date, including the reasonable and customary compensation, disbursements and expenses of the agents of the Senior Note Trustee and the Pre-Petition Term Loan Agent in connection with the performance after the Effective Date of their duties under this section, and shall be indemnified by the Reorganized Debtors for any loss, liability or expense incurred by them in connection with the performance of such duties to the same extent and in the same manner as provided in the Senior Note Indenture or Pre-Petition Term Loan Agreement, as applicable.

         9.11 De Minimis Distributions. The Distribution Agent will not distribute Cash to the holder of an Allowed Claim in an impaired Class if the amount of Cash to distributed on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of Cash to distributed is less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Any Cash not distributed pursuant to this Section
9.11 will be the property of the Reorganized Debtors, free of any restrictions thereon, and any such Cash held by the Distribution Agent will be returned to the Reorganized Debtors.

                                   ARTICLE 10

                PROCEDURES FOR RESOLVING OBJECTIONS TO CLAIMS AND
                                   INTERESTS

         10.1 Objections to Claims and Interests. Prior to the Effective Date, the Debtors shall be responsible for pursuing any objection to the allowance of any Claim or Interest. From and after the Effective Date, the Reorganized Debtors shall be responsible for pursuing any objection to the allowance of any Claim or Interest.

         Unless another date is established by the Bankruptcy Court or the Plan, any objection to a Claim or an Interest shall be filed with the Bankruptcy Court and served on the Person holding such Claim or Interest by the later of one hundred and eighty (180) days after the Effective Date and one hundred and eighty (180) days after a proof of claim or interest is filed with respect to such Claim or Interest. The Reorganized Debtors shall have the right to petition the Bankruptcy Court for an extension of such date if a complete review of all Claims and Interests cannot be completed by such date.

         10.2     Treatment of Disputed Claims and Disputed Interests.

                  10.2.1 No Distribution Pending Allowance. If any portion of a Claim or an Interest is a Disputed Claim or a Disputed Interest, no payment or distribution provided for under the Plan shall be made on account of the portion of such Claim or Interest that is a Disputed Claim or a Disputed Interest, as the case may be, unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or an Allowed Interest, but the payment or distribution provided for under the Plan shall be made on account of the portion of such Claim or Interest that is an Allowed Claim or an Allowed Interest.

                  10.2.2 Disputed Claims Cash Reserve. On the Effective Date, the Reorganized Debtors shall deposit in one or more segregated interest-bearing accounts to be established and maintained by the Distribution Agent, Cash equal to (a) one hundred percent (100%) of the amount of Administrative Claims and Priority Claims that are Disputed Claims and one hundred percent (100%) of the amount to which Persons holding Class 4 or 5 Claims that are Disputed Claims would be entitled pursuant to the Plan if such Claims were Allowed Claims or (b) such lesser amount as the Bankruptcy Court may determine.

         The Cash held in the Disputed Claims Cash Reserve, together with any net earnings thereon, shall be held in trust by the Distribution Agent for the benefit of the Persons holding such Disputed Claims (subject to the disallowance thereof pursuant to the terms of the Plan) pending determination of their entitlement thereto.

                  10.2.3 Disputed Claims Equity Reserve. On the Effective Date, the Reorganized Debtors shall transmit to the Distribution Agent and the Distribution Agent shall reserve in the Disputed Claims Equity Reserve a number of shares of New Common Stock equal to (a) one hundred percent (100%) of the shares of New Common Stock to which Persons holding Class 6 or 7 Claims that are Disputed Claims would be entitled pursuant to the Plan if such Disputed Claims were Allowed Claims or (b) such lesser amount as the Bankruptcy Court may determine.

         Dividends, distributions and other payments payable with respect to such New Common Stock shall be paid into the Disputed Claims Equity Reserve. The shares of the New Common Stock (and any proceeds or earnings thereon) held in the Disputed Claims Equity Reserve shall be held in trust by the Distribution Agent for the Persons holding such Disputed Claims pending determination of their entitlement thereto.

         The Distribution Agent shall be deemed to be the holder of all securities held in the Disputed Claims Equity Reserve pending their release therefrom, provided, however, that the Distribution Agent shall abstain from exercising any and all voting rights in respect of the shares of the New Common Stock held in the Disputed Claims Equity Reserve unless otherwise ordered by the Bankruptcy Court.

                  10.2.4 Disputed Claims Note Reserve. On the Effective Date, the Reorganized Debtors shall transmit to the Distribution Agent and the Distribution Agent shall reserve in the Disputed Claims Note Reserve an amount of New Notes equal to (a) one hundred percent (100%) of the New Notes to which Persons holding Class 5 Claims that are Disputed Claims would be entitled pursuant to the Plan if such Disputed Claims were Allowed Claims or (b) such lesser amount as the Bankruptcy Court may determine.

         Interest payments payable with respect to such New Notes shall be paid into the Disputed Claims Note Reserve. The New Notes (and any proceeds or earnings thereon) held in the Disputed Claims Note Reserve shall be held in trust by the Distribution Agent for the Persons holding such Disputed Claims pending determination of their entitlement thereto.

                  10.2.5 Calculation of Amounts. In calculating (a) the amount of Cash to be held in the Disputed Claims Cash Reserve, (b) the number of shares of New Common Stock to be held in the Disputed Claims Equity Reserve and (c) the principal amount of New Notes to be held in the Disputed Claims Note Reserve, the Reorganized Debtors shall (i) treat all Claims relating to executory contracts or unexpired leases that have been assumed by the Debtors or the Reorganized Debtors on or before the Effective Date as if disallowed in full,
(ii) unless the Bankruptcy Court orders otherwise, treat all liquidated Disputed Claims as if allowed in full and (iii) make a good faith estimate of the amounts, if any, likely to be allowed in respect of all unliquidated Disputed Claims.

                  10.2.6 Funding of Costs. The Distribution Agent shall maintain a reserve within the Disputed Claims Cash Reserve, the Disputed Claims Equity Reserve and the Disputed Claims Note Reserve to fund the payment of all taxes payable by such reserve accounts in respect of earnings chargeable to the relevant reserve account. The Distribution Agent shall pay, or cause to be paid, out of the funds held in such reserves, any such taxes. The reasonable out-of-pocket costs and expenses of maintaining such reserve accounts shall be paid by the Reorganized Debtors.

                  10.2.7 Distribution After Allowance. On the next Distribution Date following the date on which a Disputed Claim becomes an Allowed Claim, the Distribution Agent shall distribute to the Person holding such Claim any Cash, shares of New Common Stock or New Notes that would have been distributable to such Person if such Claim had been an Allowed Claim on the Effective Date, plus, where applicable, such Person's pro rata share of the Unclaimed Property distributable to such Person from the Effective Date through such Distribution Date, plus the portion of the net earnings attributable thereto, less any amounts permitted to be deducted or withheld pursuant to
Section 10.2.6 of the Plan.

                  10.2.8 Distribution After Disallowance. In the event that, after the Effective Date, a Disputed Claim is disallowed in whole or in part, the Distribution Agent shall distribute the property held in reserve for the disallowed portion of such Disputed Claim (together with the portion of the net earnings attributable thereto) to the Reorganized Debtors free of all Claims, Liens and Interests, whereupon the Reorganized Debtors shall be authorized and empowered to take any steps that may be reasonably necessary to exercise control over such property, provided, however, that in the event that, after the Effective Date, a Class 4, 5, 6 or 7 Claim that is a Disputed Claim is disallowed in whole or in part, on the next Distribution Date following such disallowance, the Reorganized Debtors shall cause the Distribution Agent to distribute the property held in reserve for the disallowed portion of such Disputed Claim (together with the portion of the net earnings attributable thereto, less any amounts permitted to be deducted or withheld pursuant to
Section 10.2.6 of the Plan) to the Persons holding Allowed Claims in Class 4, 5, 6 or 7, as the case may be, in accordance with Sections 5.4, 5.5, 5.6 or 5.7 of the Plan, as applicable.

                                   ARTICLE 11

                          EFFECTS OF PLAN CONFIRMATION

         11.1 Discharge. Except as otherwise expressly provided in the Plan or the Confirmation Order, upon the occurrence of the Effective Date, the Debtors shall be discharged, effective immediately, from any Claim and any "debt" (as that term is defined in Section 101(11) of the Bankruptcy Code), and the Debtors' liability in respect thereof shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of the Debtors entered into or obligation of the Debtors incurred before the Confirmation Date, or from any conduct of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest accrued and expenses incurred, if any, on any such debts, whether such interest accrued or such expenses were incurred before or after the Petition Date, and including, without limitation, any liability of a kind specified in Sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not a proof of claim was filed or is deemed filed under Section 501 of the Bankruptcy Code, such Claim is allowed under Section 502 of the Bankruptcy Code or the Person holding such Claim has accepted the Plan.

         11.2 Continued Corporate Existence and Revesting of Assets. Except as otherwise provided in the Plan or the Confirmation Order (and subject to the Restructuring Transactions), each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of the corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, without any further action, the Reorganized Debtors will be vested with all of the property of the Estate free and clear of all Claims, Liens and Interests and may operate their business and may use, acquire or dispose of their assets free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court. Except as otherwise expressly provided in the Plan or Confirmation Order, all claims against third parties on account of, and all causes of action owed to or in favor of, the Debtors (including, without limitation, any claims, rights or causes of action arising under Sections 544, 547, 548, 549 and 550 of the Bankruptcy Code) are hereby preserved, retained for enforcement solely and exclusively by and at the discretion of the Reorganized Debtors and are revested in the Reorganized Debtors on the Effective Date, as representatives of the Debtors' Estates in accordance with Section 1123(b)(3)(B) of the Bankruptcy Code, provided, however, that the Reorganized Debtors shall be under no obligation to pursue any such claim or cause of action. On and after the Effective Date, each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

                                   ARTICLE 12

                      RELEASES, INJUNCTIONS AND EXCULPATION

         12.1 Releases. In consideration of contributions of certain parties to these Cases, the Plan provides for certain waivers, exculpations, releases and injunctions.

         (a) Releases by Debtors and Reorganized Debtors. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors in their individual capacities and as debtors-in-possession, shall be deemed to have (i) forever released, waived and discharged all Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date since the beginning of time in any way relating to the Debtors, the Reorganized Debtors, the Cases, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (A) the D&O Releasees (other than based on fraud, willful misconduct or in respect of any contractual obligation), (B) the WHX Releasees, (C) the DIP Banks, (D) the members of the Creditors' Committees and (E) the ESLGB and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives and (ii) forever covenanted with the D&O Releasees, the WHX Releasees, the DIP Banks, the members of the Creditors' Committees and the ESLGB and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives, not to sue, assert and claim against or otherwise seek recovery from, any D&O Releasee, any WHX Releasee, any of the DIP Banks, any member of the Creditors' Committees, the ESLGB or any member thereof, and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives, whether based on tort, fraud, contract or otherwise, in connection only with any Released Liabilities of the D&O Releasees, the WHX Releasees, the DIP Banks, members of the Creditors' Committees, the ESLGB or any member thereof and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives; provided, however, that the Debtors shall not be deemed to have released any claims, rights or causes of action arising under Sections 544, 547, 548, 549 and 550 of the Bankruptcy Code against any member of the Creditors' Committees and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives. Notwithstanding the foregoing, nothing in the Plan releases or shall be deemed to release any of the Debtors from their obligations under the New Term Loan Agreement or the transactions contemplated thereby.

         (b) Releases by Holders of Claims and Interests. On the Effective Date, (i) each holder of a Claim or Interest that voted to accept the Plan and
(ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all other holders of Claims and Interests, in consideration for the obligations of the Debtors and Reorganized Debtors under the Plan and the Cash, New Notes and New Common Stock, and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, will be deemed to have (A) forever released, waived and discharged all Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities (other than the right to enforce the Debtors' or Reorganized Debtors' obligations under the Plan, and the contracts, instruments, releases, agreements, and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date since the beginning of time in any way relating to the Debtors, the Cases, the Plan or the Disclosure Statement against (1) the D&O Releasees (other than claims or interests unrelated to the Debtors), (2) the WHX Releasees, (3) the DIP Banks, (4) the members of the Creditors' Committees and (5) the ESLGB and their respective directors, officers, employees, attorneys, financial advisors, agents, and representatives, and (B) forever covenanted with the D&O Releasees, the WHX Releasees, the DIP Banks, members of the Creditors' Committees, the ESLGB and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives, not to sue, assert and claim against or otherwise seek recovery from, any D&O Releasee, any WHX Releasee, any of the DIP Banks, any member of the Creditors' Committees, the ESLGB or any member thereof and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives, whether based on tort, fraud, contract, or otherwise, in connection only with any Released Liabilities of the D&O Releasees, the WHX Releasees, the DIP Banks, members of the Creditors' Committees, the ESLGB or any member thereof and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives.

         (c) No release under this Section 12.1(b) shall be deemed to be effective with respect to any holder of a Claim or Interest that voted to accept the Plan who submitted a ballot which is duly marked to indicate that such holder is not granting such release.

         12.2 Injunctions and Stays. Unless otherwise provided in the Plan or the Confirmation Order, all injunctions and stays provided for in the Cases pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. From and after the Effective Date, all Persons are permanently enjoined from, and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any claim or interest, seeking to hold (a) the Reorganized Debtors, (b) the property of the Reorganized Debtors or (c) any of the D&O Releasees, the WHX Releasees, the DIP Banks, members of the Creditors' Committees, the ESLGB or any member thereof or their respective directors, officers, employees, attorneys, financial advisors, agents and representatives liable for any claim, obligation, right, interest, debt or liability that has been discharged or released pursuant to Sections 11.1, 12.1,
12.3 or 12.4 of this Plan.

         12.3 Exculpation. Neither the Debtors, WHX, the DIP Banks, the Creditors' Committees nor the ESLGB nor any of their respective officers, directors, employees and other agents, members, financial advisors, attorneys and accountants shall have any liability to any holder of any Claim or Interest or any other party in interest for any act or omission in connection with or arising out of the negotiation, preparation and pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan, the Cases or the property to be distributed under the Plan except for liability based on willful misconduct or gross negligence as finally determined by the Bankruptcy Court. The Reorganized Debtors, the Creditors' Committees and each of their respective officers, directors, employees and other members, agents, financial advisors, attorneys and accountants shall be entitled to rely, in every respect, upon the advice of counsel with respect to their duties and responsibilities under the Plan. Notwithstanding the foregoing, nothing in the Plan releases or shall be deemed to release the Debtors or the Reorganized Debtors from their obligations under the New Term Loan Agreement.

         12.4 Waiver of Subordination Rights. On the Effective Date, each Person holding a Claim or Interest (a) by virtue of the acceptance of the Plan by the requisite majority in number and amount of members in its Class, (b) by virtue of the acceptance or deemed acceptance of the Plan by such Person, or (c) by the acceptance by such Person of any distribution made or consideration given under the Plan, waives and relinquishes any and all rights arising under any subordination agreements or applicable law, including, without limitation, Section 510 of the Bankruptcy Code, to the payment or distributions of consideration made or to be made under the Plan to any other Person holding a Claim against, or an Interest in, the Debtors.

                                   ARTICLE 13

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

         13.1 Conditions Precedent to Plan Confirmation. It shall be a condition precedent to the confirmation of the Plan that on or prior to the Confirmation Date:

         (a) the Bankruptcy Court shall have entered one or more orders in form and substance reasonably acceptable to the ESLGB which shall be in full force and effect and not stayed and which shall:

                  (i) find and determine that Classes 1, 2, 4, 8, 9, 10 and 11 are not entitled to vote on the Plan;

                  (ii) find and determine that all MLA Wage Deferral Claims are expunged and extinguished;

                  (iii) decree that the Plan and the Confirmation Order shall supersede any Bankruptcy Court orders issued prior to the Effective Date that are inconsistent therewith;

                  (iv) provide that pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of or as contemplated by the Plan or the revesting, transfer or sale of any real or personal property of the Debtors, the Reorganized Debtors or the Estate pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, a transfer tax or similar tax or fee;

                  (v) authorize the implementation of the Plan in accordance with its terms, including, without limitation, the execution and delivery of the agreements and instruments entered into pursuant to the Plan (including, without limitation, each of the Plan Documents);

                  (vi) issue the injunction and authorize the issuance of the releases and exculpations as set forth in the Plan effective on the Effective Date;

                  (vii) decree that, on the Effective Date, the transfers of assets by the Debtors contemplated by the Plan (w) are or will be legal, valid and effective transfers of property, (x) vest or will vest in the transferee good title to such property free and clear of all Claims, Interests and Liens, except those provided for in the Plan or the Confirmation

Order, (y) do not or will not constitute fraudulent conveyances under any applicable law and (z) do not and will not subject the Debtors, the Reorganized Debtors or property so transferred to any liability by reason of such transfer under applicable law or any theory of law including, without limitation, any theory of successor or transferee liability; and

                  (viii) confirm the Plan and authorize its implementation in accordance with its terms; and

         (b) the ESLGB shall have approved the application of the Debtors for loan guarantees under the Emergency Steel Loan Guarantee Act of 1999, and such approval shall not have been revoked, withdrawn or modified in a manner materially adverse to the interests of any of the DIP Banks.

         13.2 Conditions Precedent to Plan Consummation. It shall be a condition precedent to the consummation of the Plan that:

                  (a) the orders referred to in Section 13.1, including, without limitation, the Confirmation Order, shall remain in full force and effect and not be stayed;

                  (b) the events to take place on the Pre-Effective Date as specified herein shall have occurred no later than the Pre-Effective Date;

                  (c) the New Credit Agreements shall have been executed and all conditions to the effectiveness thereof shall have been satisfied or waived by the lenders as required thereunder;

                  (d) all of the Debtors' obligations under the DIP Facility shall have been satisfied in full and discharged;

                  (e) the Debtors and the USWA shall have entered into the New Collective Bargaining Agreement, and the same shall be in full force and effect;

                  (f) the Debtors and WHX shall have entered into the WHX Agreement, and the same shall be in full force and effect;

                  (g) WPSC and Danieli Corporation shall have entered into the Danieli Modification and Assumption Agreement, and the same shall be in full force and effect;

                  (h) WPSC, Itabira Rio Doce Company, Ltd. and Rio Doce Limited shall have entered into the RDL Agreement, and the same shall be in full force and effect;

                  (i) WPSC and the Ohio Department of Development shall have entered into the ODOD Loan Modification Agreement, and the same shall be in full force and effect;

                  (j) WPSC and the West Virginia Development Office shall have entered into the WV Loan Modification Agreement, and the same shall be in full force and effect, and

                  (k) all other agreements and instruments contemplated by, or to be entered into pursuant to, the Plan, including, without limitation, each of the Plan Documents, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived.

         13.3 Waiver of Conditions. The Debtors may waive at any time, without notice, leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan, any condition precedent to the confirmation or consummation of the Plan except for the condition precedent specified in clause (d) of Section 13.2 above, provided that the conditions precedent specified in clauses (c), (e) and (f) of Section 13.2 above may not be waived by the Debtors without the consent of the Creditors' Committees. Notwithstanding the foregoing, any waiver under this Section 13.3 by the Debtors requires the affirmative consent of the ESLGB.

         13.4 Effect of Non-Occurrence of Conditions to Consummation. If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims by or against, or any Interest in, the Debtors; (ii) prejudice in any manner the rights of the Debtors, (iii) constitute an admission, acknowledgement, offer or undertaking by the Debtors in any respect.

                                   ARTICLE 14

                            RETENTION OF JURISDICTION

         14.1 Retention of Jurisdiction. Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Cases and any of the proceedings arising from, or relating to, the Cases pursuant to Section 1142 of the Bankruptcy Code and 28 U.S.C. Section 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:

                  (a) to hear and determine any and all objections to the allowance, or requests for estimation, of Claims and Interests;

                  (b) to consider and act on the compromise and settlement of any Claim against, or cause of action on behalf of, the Debtors or the Estates;

                  (c) to hear and determine any motions pending on the Effective Date to reject any executory contract or unexpired lease and to determine the allowance of any Claim resulting therefrom;

                  (d) to enter such orders as may be necessary or appropriate in connection with the recovery of the Debtors' assets wherever located, including with respect to any causes of action under Sections 544 through 550 of the Bankruptcy Code to the extent not released and waived pursuant to the terms of the Plan;

                  (e) to hear and determine any and all applications for allowance of compensation and reimbursement of expenses;

                  (f) to hear and determine any and all controversies, suits and disputes arising under or in connection with the interpretation, implementation or enforcement of the Plan and any of the documents intended to implement the provisions of the Plan;

                  (g) to hear and determine any motions or contested matters involving Taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to the Debtors arising prior to the Effective Date or relating to the administration of the Cases, including, without limitation, matters involving federal, state and local Taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

                  (h) to hear and determine any and all applications, adversary proceedings and contested matters pending on the Effective Date or that may be commenced thereafter as provided in the Plan;

                  (i) to effectuate distributions under and performance of the provisions of the Plan;

                  (j) to hear and determine any applications to modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;

                  (k) to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the exhibits to the Plan and annexes thereto, or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;

                  (l) to determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

                  (m) to enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings issued or entered in connection with the Cases or the Plan;

                  (n) to enter such orders as may be necessary or appropriate in aid of confirmation and to facilitate implementation of the Plan, including, without limitation, any stay orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  (o) to determine any other matter not inconsistent with the Bankruptcy Code; and

                  (p)      to enter an order closing the Cases.

                                   ARTICLE 15

                     MODIFICATION OR WITHDRAWAL OF THIS PLAN

         15.1 Modification of Plan. At any time prior to confirmation of the Plan, the Debtors may supplement, amend or modify the Plan. After confirmation of the Plan, the Debtors or the Reorganized Debtors may apply to the Bankruptcy Court, pursuant to Section 1127 of the Bankruptcy Code, to modify the Plan. After confirmation of the Plan, the Debtors or the Reorganized Debtors may apply to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan. The Plan may not be altered, amended or modified without the written consent of, prior to the Effective Date, the Debtors or, after the Effective Date, the Reorganized Debtors.

         15.2 Withdrawal of the Plan. The Debtors reserves the right to revoke and withdraw the Plan at any time before the Confirmation Date or, if the conditions set forth in Section 13.2 hereof cannot be satisfied for any reason after the Confirmation Date, at any time up to the Effective Date.

                                   ARTICLE 16

                                  MISCELLANEOUS

         16.1 Payment Dates. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.

         16.2 Headings. The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

         16.3     Notices.

                  16.3.1 All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

                  The Debtors and the Reorganized Debtors:

                           Wheeling-Pittsburgh Steel Corporation
                           1134 Market Street
                           Wheeling, WV 26003
                           Attention: James G. Bradley, President and CEO
                  with copies to:

                           Debevoise & Plimpton
                           Attorneys for the Debtors
                           919 Third Avenue
                           New York, New York 10022
                           Attention: Michael E. Wiles, Esq.
                                      Richard F. Hahn, Esq.

                  and

                           Calfee, Halter & Griswold LLP
                           1400 McDonald Investor Center
                           800 Superior Avenue
                           Cleveland, Ohio 44114-2688
                           Attention: James M. Lawniczak, Esq.

                  The Official Committee of Unsecured Noteholders:

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York 10038
                           Attention: Lawrence M. Handelsman, Esq.

                  The Official Committee of Unsecured Trade Creditors:

                           Blank Rome LLP
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention: Marc E. Richards, Esq.
                                      Michael Z. Brownstein, Esq.

                  The ESLGB:

                           Emergency Steel Loan Guarantee Board
                           1099 14th Street, Suite 2600E
                           Washington, DC 20005
                           Attention: Marguerite Owen, Esq.

                  with a copy to:

                           Curtis, Mallet-Prevost, Colt & Mosle LLP
                           101 Park Avenue
                           New York, New York 10178
                           Attention: Steven J. Reisman, Esq.

                  16.3.2 All notices and requests to any Person holding of record any Claim or Interest shall be sent to them at their last known address or to the last known address of their attorney of record. Any such Person may designate in writing any other address for purposes of this Section 16.3.2, which designation will be effective on receipt.

         16.4 Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

         16.5 Successors and Assigns. The rights, duties and obligations of any entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such entity.

         16.6 Creditors' Committees. On the Effective Date, the Creditors' Committees shall be dissolved and the employment of professionals by the Creditors' Committees shall be deemed terminated.

         16.7 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors, have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of the Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion.

         16.8 No Waiver. The failure of the Debtors to object to any Claim or Interest for purposes of voting shall not be deemed a waiver of the Debtors' or the Reorganized Debtors' right to object to or examine such Claim or Interest, in whole or in part.

         16.9 Payment of Post-Petition Interest and Attorneys' Fees. Unless otherwise expressly provided in the Plan, or allowed by order of the Bankruptcy Court, the Debtors shall not be required to pay to any holder of a Claim any interest accruing on or after the Petition Date or any attorneys' fees with respect to such Claim. Each holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors, the Creditors' Committees or any other Person, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

         16.10 Post-Effective Date Fees and Expenses. From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of the professional persons thereafter incurred by the Reorganized Debtors related to the implementation and consummation of the Plan and the reasonable fees and expenses of the professional persons retained by the Creditors' Committees related to any application for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed and served after the Effective Date.

         16.11 Payment of Post-Effective Date Quarterly Fees to United States Trustee. The Reorganized Debtors will be responsible for making payment of any quarterly fees to be paid to the United States Trustee pursuant to 28
U.S.C. Section 1930(a)(6) subsequent to the Effective Date.

         16.12 Inconsistencies. In the event the terms or provisions of the Plan are inconsistent with the terms and provisions of the Exhibits to the Plan or documents executed in connection with the Plan, the terms of the Plan shall control.

Dated: May 19, 2003

                                    WHEELING-PITTSBURGH CORPORATION

                                    By: /s/ John W. Testa
                                        ---------------------------------------
                                        Vice President, Secretary and Treasurer

                                    WHEELING-PITTSBURGH STEEL CORPORATION, INC.

                                    By: /s/ John W. Testa
                                        ---------------------------------------
                                        Senior Vice President

                                    PCC SURVIVOR CORPORATION
                                    (FORMERLY KNOWN AS PITTSBURGH-CANFIELD
                                    CORPORATION)

                                    By: /s/ John W. Testa
                                        ---------------------------------------
                                        Secretary

                                    CONSUMERS MINING COMPANY

                                    By: /s/ John W. Testa
                                        ---------------------------------------
                                        Secretary and Treasurer

                                    WHEELING-EMPIRE COMPANY

                                    By: /s/ John W. Testa
                                        ---------------------------------------
                                        Secretary and Treasurer

                                    MINGO OXYGEN COMPANY

                                    By: /s/ John W. Testa
                                        ---------------------------------------
                                        Secretary and Treasurer

                                    WP STEEL VENTURE CORPORATION

                                    By: /s/ John W. Testa
                                        ---------------------------------------
                                        Secretary

                                    W-P COAL COMPANY

                                    By: /s/ John W. Testa
                                        ---------------------------------------
                                        Secretary

                                    MONESSEN SOUTHWESTERN RAILWAY COMPANY

                                    By: /s/ John W. Testa
                                        ---------------------------------------
                                        Vice President and Secretary

         COUNSEL:

         Debevoise & Plimpton
         919 Third Avenue
         New York, New York 10022
         Attn: Michael E. Wiles
               Richard F. Hahn

         Calfee, Halter & Griswold LLP
         1400 McDonald Investor Center
         800 Superior Avenue
         Cleveland, Ohio 44114-2688
         Attn: James M. Lawniczak
               Scott N. Opincar

         Attorneys for the Debtors

                                                                      Exhibit A1

                      WHEELING-PITTSBURGH STEEL CORPORATION

                           TERMS OF NEW SERIES A NOTES

-        8-year secured notes in the principal amount of $40 million.

         -        Bullet maturity;

         - 5% interest rate in years 1-5 and 8% interest rate thereafter payable in cash (minimum of 2% payable in cash);

                  - 50% of payments received by Reorganized WPSC from Wheeling-Nisshin, Inc. ("Wheeling-Nisshin") and Ohio Coatings Company ("OCC") in respect of the Reorganized Debtors' loans to, or equity interest in, Wheeling-Nisshin or OCC are first applied to interest and any remaining payments are applied to principal for the first 5 years;

                  - After the fifth anniversary, 100% of payments received by Reorganized WPSC from Wheeling-Nisshin and OCC in respect of the Reorganized Debtors' loans to, or equity interest in, Wheeling-Nisshin or OCC are first applied to interest and any remaining payments are applied to principal;

                  - Payment of cash interest in excess of 2% minimum is dependent upon the Reorganized Debtors remaining in compliance with the New Credit Agreements;

                  - If the Reorganized Debtors are not in compliance with either or both of the New Revolving Loan Agreement and the New Term Loan Agreement or the applicable percentage of payments from Wheeling-Nisshin and OCC are insufficient to cover any or all of the interest, the remaining portion of the principal upon which cash interest has not been paid will receive paid in kind interest at a rate of 8% during the first five years of the term of the New Series A Notes and at a rate of 10% thereafter.

         - Secured by a second lien on WPSC's equity interests in Wheeling-Nisshin and OCC junior to the liens securing the New Term Loan.

- Permitted refinancing of New Term Loan limited to amount of New Term Loan outstanding at the time of the refinancing.

- The New Series A Notes will be subrogated to the first lien and other rights of the New Term Loan and any refinancing to the scheduled amount thereof to the extent of $14.2 million plus any funds from WPC or Reorganized WPC, Wheeling-Nisshin and OCC transferred to WPSC or Reorganized WPSC subsequent to April 15, 2003 and not utilized to pay the New Series A Notes.

                                                                      Exhibit A2

                      WHEELING-PITTSBURGH STEEL CORPORATION

                           TERMS OF NEW SERIES B NOTES

-        7-year secured notes in the principal amount of $20 million.

         -        Bullet maturity;

         -        6% interest rate (minimum of 2% payable in cash);

                  - Payment of cash interest in excess of 2% minimum is dependent upon the Reorganized Debtors remaining in compliance with the New Credit Agreements and the New Series A Notes;

                  - If the Reorganized Debtors are not in compliance with any or all of the New Term Loan Agreement, the New Revolving Loan Agreement and the New Series A Notes or the cash flows are insufficient to cover any or all of the interest, the remaining portion of the principal upon which cash interest has not been paid will receive paid in kind interest at the rate of 8%;

         - Secured by a fourth lien on the Reorganized Debtors' tangible and intangible assets junior to the liens securing the New Credit Agreements and the RDL Deferred Payment Obligations.

                                                                       Exhibit B

                      WHEELING-PITTSBURGH STEEL CORPORATION

                    TERMS OF MANAGEMENT STOCK INCENTIVE PLAN

         1. The Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to employees of Reorganized WPC and/or its affiliates, including officers and employee directors. Non-qualified stock options and stock purchase rights, including restricted stock and stock grants, may be granted to employees, including officers and directors, and to non-employee directors and consultants. The Board of Directors or a designated committee will administer the Plan and determine the terms of the options or stock purchase rights granted, including the exercise price, the number of shares subject to each option or stock purchase right, the vesting and the form of consideration payable upon such exercise;

         2.       1 million shares of Reorganized WPC reserved for issuance;

         3. Incentive stock options must be issued at fair market value. Other options or stock can be issued for such consideration as the Board or Committee may determine;

         4. Options must be exercised within ten (10) years or such lesser period as Board or Committee determines;

         5. Options must be exercised within ninety (90) days of option holder's termination of employment or other association with the Reorganized Debtors;

         6. Options or restricted stock forfeiture provisions may be accelerated at time of a future acquisition of the Reorganized Debtors or on a change of control;

         7.       Includes customary other administrative and tax provisions.

                                                                       Exhibit C

                           RESTRUCTURING TRANSACTIONS

         On the Pre-Effective Date, WPC shall contribute all of its equity interest in and loans to Ohio Coatings Company and Wheeling-Nisshin, Inc to WPSC (or a subsidiary of WPSC). PCC Survivor Corporation, Mingo Oxygen Company and Consumers Mining Company shall be merged with and into WP Steel Venture Corporation, with WP Steel Venture Corporation as the surviving corporation. As part of the merger, WPSC's equity interest in WP Steel Venture Corporation shall be cancelled and WPC shall receive all of the new issued and outstanding common stock of WP Steel Venture Corporation.

         Immediately thereafter and on the Pre-Effective Date, W-P Coal Company, Wheeling-Pittsburgh Funding, Inc., Wheeling Empire Company and Monessen Southwestern Railway Company shall be dissolved.

         On the Pre-Effective Date, WPC shall be permitted to issue to Ohio Coatings Company a number of shares of Old WPC Common Stock which will constitute 21% of all issued and outstanding Old WPC Common Stock immediately after such issuance.

                                                                       Exhibit D

                      WHEELING-PITTSBURGH STEEL CORPORATION

                                   IRB CLAIMS

                           Modified Terms for the IRBs

I. Reserve funds: On the Effective Date, all shortfall amounts in the reserve funds with respect to the IRBs shall be replenished.

II. Virginia 5-Year Series A IRBs (i.e., with an interest rate at 6.375%, payable semiannually on October 1 and April 1, issued on April 1, 1999 and maturing on April 1, 2004): All amounts due but unpaid on the Effective Date with respect to such IRBs, together with interests accrued on the due but unpaid principal of such IRBs for the period from April 1, 2003 to the Effective Date, shall be paid as follows:

               - Such amounts shall be paid in three (3) equal semi-annual installment payments bearing interest at a rate of 6.05% per annum with the last installment payment due no later than October 1, 2004. Therefore, if the Effective Date is July 1, 2003, then the first, second and third installment payments will be due on January 1, 2004; July 1, 2004 and October 1, 2004, respectively.

III. All amounts due but unpaid with respect to the IRBs on the Effective Date other than those amounts described in Sections I and II above:
         Such amounts shall be paid as follows:

               - Such amounts shall be paid in six (6) equal semi-annual installment payments bearing interest at a rate of 4% per annum. Therefore, if the Effective Date is July 1, 2003, then the first, second, third, fourth, fifth and sixth installment payments will be due on January 1, 2004; July 1, 2004; January 1, 2005; July 1, 2005; January 1, 2006
                      and July 1, 2006, respectively.

Notwithstanding the foregoing, the above terms may be modified to preserve the exemption from U.S. federal income taxation of interest on the Series A IRBs.